                                 EXHIBIT 10.126


     LEASE AGREEMENT WITH TRANSOCEAN DEEPWATER OFFSHORE DRILLING, INC. FOR A
                   PORTION OF THE TRANSOCEAN HOUSTON BUILDING

                                 LEASE AGREEMENT


                                     BETWEEN

                           BROADFIELD ASSOCIATES, L.P.
                                   AS LANDLORD


                                       AND


                   TRANSOCEAN OFFSHORE DEEPWATER DRILLING INC.
                                    AS TENANT

                                       AND

                           TRANSOCEAN SEDCO FOREX INC.
                                  AS GUARANTOR

                                TABLE OF CONTENTS

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                                                                                                   Page
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Article 1   Leased Premises, Term, and Use .................................................          1
      1.01  Leased Premises ................................................................          1
      1.02  Term ...........................................................................          2
      1.03  Use ............................................................................          2

Article 2   Rental .........................................................................          2
      2.01  Base Rental ....................................................................          2
      2.02  Operating Expenses .............................................................          2
      2.03  Parking ........................................................................          8
      2.04  Payment of Rent ................................................................          8

Article 3   Landlord's Services ............................................................          9
      3.01  Services to be Furnished by Landlord ...........................................          9
      3.02  Access by Tenant Prior to Commencement of Term .................................         12
      3.03  Condition of Building and Leased Premises ......................................         12
      3.04  Repair and Maintenance by Landlord .............................................         14

Article 4   Tenant's Covenants .............................................................         15
      4.01  Payments by Tenant .............................................................         15
      4.02  Certain Taxes ..................................................................         15
      4.03  Repairs by Tenant ..............................................................         15
      4.04  Care of the Leased Premises ....................................................         15
      4.05  [Intentionally Deleted] ........................................................         15
      4.06  Assignment of Lease ............................................................         15
      4.07  Alterations, Additions, Improvements ...........................................         18
      4.08  Compliance with Laws and Usage; Building Rules and Regulations; Liens ..........         19
      4.09  Access by Landlord .............................................................         19
      4.10  Landlord's Mortgagee ...........................................................         19
      4.11  Estoppel Certificate ...........................................................         20

Article 5   Mutual Covenants ...............................................................         21
      5.01  Condemnation, Loss or Damage ...................................................         21
      5.02  Fire or Other Casualty; Certain Repairs ........................................         21
      5.03  Holding Over ...................................................................         22
      5.04  Assignment by Landlord .........................................................         22
      5.05  Control of Common Areas and Parking Facilities by Landlord .....................         22
      5.06  Default by Tenant ..............................................................         22
      5.07  Non-Waiver .....................................................................         25
      5.08  Independent Obligations ........................................................         25
      5.09  Time of Essence ................................................................         25
      5.10  Remedies Cumulative ............................................................         25
      5.11  Insurance, Liability, Indemnity, Subrogation and Waiver ........................         26

                                      -i-

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
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      5.12  Venue; Governing Law ...........................................................       27
      5.13  Notice .........................................................................       28
      5.14  Entire Agreement, Binding Effect, Severability .................................       28
      5.15  Right of Reentry ...............................................................       28
      5.16  Number and Gender; Captions; References ........................................       28
      5.17  Delinquent Payments; Handling Charge ...........................................       29
      5.18  Quiet Enjoyment ................................................................       29
      5.19  Signs ..........................................................................       29
      5.20  Brokerage ......................................................................       29
      5.21  Limitation of Implied Warranty .................................................       29
      5.22  Environmental and Land Use Matters .............................................       30
      5.23  Newpark Agreements .............................................................       30
      5.24  Parent Company Guarantee .......................................................       31

Addendum and Exhibits
---------------------

"A"     -      Leased Premises Floor Plans
"B"     -      Legal Description
"C"     -      Commencement Date Memorandum
"D"     -      Reserve Parking Plan
"E"     -      Janitorial Service Specifications
"F"     -      Landlord Improvements
"G"     -      Workletter
"H"     -      Subordination, Attornment and Non-Disturbance Agreement
"I"     -      Building Rules and Regulations
"J"     -      Parking Rules and Regulations
"K"     -      Sublease Termination Agreement

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease") is entered as of the 18th day of April, 2001 ("Effective Date"), between Broadfield Associates, L.P., a Texas limited partnership ("Landlord"), Transocean Offshore Deepwater Drilling Inc., a Delaware corporation ("Tenant"), and Transocean Sedco Forex Inc., a Cayman Islands corporation ("Guarantor").

                                   Article 1
                         Leased Premises, Term, and Use

1.01  Leased Premises.

      (a) Upon the terms, provisions and conditions hereof, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises reflected on the floor plans set forth in Exhibit "A" hereto in the building known as the Park 10 Center ("Building"). Such premises, together with any other space in the Complex leased by Tenant pursuant hereto, are herein called the "Leased Premises." References in this Lease to the "Complex" shall mean the Building, the parking garage ("Garage") adjacent to and servicing the Building and all other facilities, parking areas, improvements, structures, and landscaping areas relating to or servicing the Building and Garage and located on or installed in or to be located on or installed in the land ("Land") described in Exhibit "B" hereto. Landlord also grants to Tenant, its licensees and invitees, the non-exclusive right to use the Common Areas (as hereinafter defined).

      (b)  Initially, the Leased Premises consists of the entirety of the first
(1st), second (2nd), third (3rd) and fourth (4th) floors of the Building ("Initial Leased Premises"). The "Rentable Area" of the Initial Leased Premises is hereby stipulated and agreed for all purposes to be 103,260 rentable square feet ("Initial Leased Premises Rentable Area"), comprising of 25,590 rentable square feet on the first (1st) floor and 25,890 rentable square feet on each of the second (2nd), third (3rd) and fourth (4th) floors. Tenant understands that the Rentable Area is greater than the square footage of the area contained within the Leased Premises (the "add-on factor"), and includes an amount attributable to areas within the Building not specifically leased or held for lease by Tenant such as i) lobbies, foyers, corridors, restrooms and all other areas of the Building available for non-exclusive use by tenants of the Building ("Common Areas"), and ii) machine rooms, mechanical rooms, electrical rooms, telephone and equipment rooms, janitor rooms and other similar facilities ("Service Areas"), for purposes of this Lease. For purposes of calculating any additional space leased by Tenant in the Building, Landlord agrees to calculate the add-on factor of each single and multi-tenant floor utilizing the Building Owners and Managers Association's definition -- ANSIZ65.1-1996, ("BOMA Definition"). If and when Tenant exercises either of its options to lease the Additional Premises or the Expansion Space (as those terms are defined in the Addendum hereto, paragraph 2), the Leased Premises shall include the Initial Leased Premises and either the Additional Premises or Expansion Space, as applicable.

      Notwithstanding the above, for the purposes of this Lease Agreement, Tenant and Landlord agree that for the duration of this Lease Agreement (including any renewal periods) that the "Rentable Area" of the Building is 155,040 square feet ("Building Rentable Area"). In the event any future modification to the Building would result in a change of the Rentable Area of the Building or the Leased Premises using the BOMA Definition, then the Rentable Area of the Building and/or Leased Premises shall be adjusted utilizing the BOMA Definition.

1.02  Term.

      (a) Subject to the terms, provisions and conditions hereof, this Lease shall commence on the Premises Delivery Date (as that term is defined in Section 3.03(a)), (such commencement date being subject to adjustment as provided in Sections 3.03(b) and (c), and being hereinafter called the "Commencement Date") and ending on the 31st day of March, 2011 (as the same may be extended pursuant to Section 1.02(b) below, the "Expiration Date"), such period being referred to as the "Term".

      (b) Tenant shall have the right to extend the Term hereof for an additional period, not less than one (1) month nor greater than twenty-four (24) months (the "Extended Term") by written notice given to Landlord on or before December 31, 2001. Base Rental during the Extended Term will be equal to $23.50 per square foot of Rentable Area for the entire Leased Premises, and all other terms and conditions of this Lease shall apply.

      (c) Within thirty (30) days following the Commencement Date, Landlord and Tenant agree to execute a memorandum in the form attached hereto as Exhibit "C" which specifies the exact Commencement Date and Term of the Lease.

1.03 Use. Tenant (and its permitted assignees and sublessees, if any) will occupy and use the Leased Premises solely for general business office and other ancillary uses of Tenant (including, but not limited to, training rooms, IT and data rooms) and for no other purpose.

                                   Article 2

                                     Rental

2.01 Base Rental. Tenant shall pay as Base Rental during the term of this Lease, monthly rental in the amounts set forth in the Addendum hereto, Paragraph 1.

2.02 Operating Expenses. In addition to Base Rental, Tenant shall pay, as additional rent, Tenant's Proportionate Share of Actual Operating Expenses in excess of the Base Operating Expenses Rate.

      (a) The "Base Operating Expenses Rate" is stipulated to be $7.89 per square foot of Rentable Area of the Leased Premises on an annual basis.

      (b) The term "Actual Operating Expenses" shall mean, with respect to each calendar year during the term of this agreement, the actual Operating Expenses for that year computed in accordance with the provisions of Section 2.02 (e) and
(f). The "Actual Operating Expenses Rate" for each such calendar year during the term hereof shall be calculated by dividing the Actual Operating Expenses for a calendar year by the Rentable Area in the Building. The term "Tenant's Proportionate Share of the Actual Operating Expenses" shall mean, with respect to each calendar year, an amount equal to the product of (i) the difference between the Actual

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Operating Expenses Rate in the calendar year and the Base Operating Expenses
Rate, multiplied by (ii) the Rentable Area of the Leased Premises.

      (c) In the event the Actual Operating Expenses Rate, as calculated above, during any calendar year during the term of this Lease shall be greater than the Base Operating Expenses Rate, Tenant shall be obligated to pay to Landlord, in addition to the Base Rental, and Parking Rental (if any, pursuant to the terms and conditions of Section 2.03 of this Lease Agreement), as additional rent, an amount equal to Tenant's Proportionate Share of the Actual Operating Expenses. In order to implement the above, Landlord shall provide to Tenant within ninety
(90) days, or as soon thereafter as reasonably possible (but not later than one hundred eighty (180) days), after the end of the calendar year in which the commencement of the term of this agreement occurs, a statement of the Actual Operating Expenses for the prior calendar year, the Actual Operating Expenses Rate for the prior calendar year and Tenant's Proportionate Share of the Actual Operating Expenses.

      (d) At the time Landlord gives the annual statement of Actual Operating Expenses for each year during the term of this agreement, Landlord may, at Landlord's option, provide Tenant a schedule of projected Operating Expenses for the next calendar year expressed as an expense per net rentable square foot in the project on an annual basis (herein referred to as the "projected Operating Expenses Rate"). Tenant shall thereafter pay an adjusted monthly rental which shall include the Base Rental stated in Section 2.01 and an amount (herein referred to as a "projected Operating Expenses Installment") equal to one-twelfth (1/12th) of an amount equal to the product of (i) the difference between the projected Operating Expenses Rate for the next calendar year and the Base Operating Expenses Rate, multiplied by (ii) the Rentable Area in the leased premises. Landlord shall provide Tenant a statement, within ninety (90) days (or as soon thereafter as reasonably possible but not later than one hundred eighty
(180) days) after the end of each calendar year during the term of this agreement, showing the Actual Operating Expenses and the Actual Operating Expenses Rate for such calendar year, as compared to the projected Operating Expenses and the projected Operating Expenses Rate for the calendar year. In the event Tenant's Proportionate Share of the Actual Operating Expenses for such calendar year shall exceed the aggregate of the projected Operating Expenses Installments actually collected by Landlord from Tenant for such calendar year, Tenant shall pay to Landlord within thirty (30) days following Tenant's receipt of a statement, the amount of such excess. If, however, Tenant's Proportionate Share of the Actual Operating Expenses for the calendar year is less than the aggregate of the projected Operating Expenses installments actually collected by Landlord from Tenant, for the calendar year, Landlord shall pay to Tenant within thirty (30) days after the giving of the statement to Tenant, the amount of the overpayment of the projected Operating Expenses Installments. If the expiration or termination of this Lease occurs other than on the last day of a calendar year, the amount to be paid by Tenant or reimbursed to Tenant hereunder shall be a pro rata amount based on the ratio of the number of days of the term of this agreement in such last calendar year to 365 days.

      (e)  Except for the exclusions from Actual Operating Expenses in Section
2.02 (f), "Actual Operating Expenses" shall mean the operating expenses of the Complex and all expenditures by Landlord to own, maintain and operate the Complex. All operating expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles which shall be consistently applied. Such operating expenses shall include all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, and maintenance of the Complex, including, but not limited to, the following:

          (1) Wages and salaries of all employees engaged in direct operation and maintenance of the Complex, employer's social security taxes, unemployment taxes or insurance and any other taxes which may be levied on such wages and salaries, and the cost of disability and hospitalization insurance for such employees;

          (2) Cost of leasing or purchasing all supplies, tools, equipment and materials used in the operation, maintenance and ownership of the Complex;

          (3) Cost of all utilities for the Complex, including the cost of water and power, sewage, heating, lighting, air-conditioning and ventilating for the Complex;

          (4) Cost of all maintenance and service agreements for the Complex and surrounding grounds, including but not limited to janitorial service, security service, equipment leasing, energy management system leasing, landscape maintenance, alarm service, window cleaning and elevator maintenance;

          (5) Cost of all insurance relating to the Complex, including, but not limited to, casualty insurance, rental insurance and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith as well as any deductible sum required by any such policies and actually paid by Landlord;

          (6) All taxes and assessments and governmental charges (including but not limited to mortgage taxes and other taxes and assessments passed on to Landlord by a mortgagee holding a lien on the Complex), whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others, subsequently created or otherwise and any other taxes, association dues and assessments attributable to the Complex or its operation excluding, however, income taxes, estate and inheritance taxes, excess profit taxes, franchise taxes, taxes imposed on or measured by the income of Landlord from operation of Complex, sales and other taxes imposed on amounts paid by Tenant hereunder (including, without limitation, sales taxes imposed on the Parking Rentals, as hereinafter defined), and taxes imposed on account of a transfer of ownership of the Complex or the Land;

          (7) Cost of repairs and general maintenance (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant or other third parties and alterations attributable solely to tenants of the Building other than Tenant);

          (8) Legal expenses and accounting expenses incurred with respect to the Complex;

          (9) Fees for management services, whether provided by an independent management company, by Landlord or by any affiliate of Landlord;

          (10) Costs in order to comply with federal or state laws or municipal ordinances or codes or regulations promulgated under any of the same;

          (11) Amortization of the cost of installation of capital investment items which are primarily for the purpose of reducing (or avoiding increases in) operating costs (not to exceed the savings actually realized from such investments), or which may be required by governmental authority. The costs of such capital investment items under this Section 2.02(e )(11) shall include costs incurred in financing the purchase of such items, including loan fees and interest. All costs of such capital investment items shall be amortized over the reasonable life of such items with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Complex;

          (12) Replacement of fluorescent lamps in Building Standard and Tenant specified fluorescent light fixtures and incandescent bulb or fluorescent lamp replacement in public toilet and restroom areas, Complex common areas and stairwells;

          (13) Rent or rental value of Landlord's leasing and management offices on or near the Building (provided, in the event Landlord's leasing and management offices are located outside the Building, such rent or rental value shall be prorated);

     (f) Actual Operating Expenses shall not include (i) expenditures classified as capital expenditures for Federal income tax purposes (except as set forth in Section 2.02(d)(11), (ii) costs for which Landlord is entitled to specific reimbursement by Tenant, any other tenant of the Building, or any other third party, (iii) allowances for expenses to be incurred by Landlord for improvements to the premises of which the Leased Premises are a part, (iv) leasing commissions, and all non-cash expenses (including depreciation), and (v) debt service on any indebtedness secured by the Complex (except debt service on indebtedness to purchase or pay for items specified as permissible Basic Operating Costs under Section 2.02(e)(1) through (13)), (vi) unless otherwise permitted pursuant to this Lease, the cost of any improvements, repairs, alterations, additions, changes, replacements, equipment, tools and other items which under generally accepted accounting principles are required to be classified as capital expenditures, (whether incurred directly or through a lease or service contract or otherwise) other than amortization of the cost of capital (and the installation thereof) items which are reasonably expected to reduce operating costs for the benefit of all of the Building's tenants or which may be required by any governmental authority (all of such costs, including interest costs, shall be amortized over the reasonable life of the capital items, with a reasonable life and amortization schedule being determined by Landlord according to generally accepted accounting principles), (vii) depreciation of the Building, and all equipment, fixtures, improvements and facilities used in connection therewith, except as provided in (vi) above,
(viii) advertising, promotional expenses, leasing commissions, attorneys fees (unless incurred as a result of Landlord's effort to reduce Actual Operating Expenses), costs and disbursements and other expenses incurred in connection with negotiations with tenants or prospective tenants or other occupants in the Building, (ix) any property taxes, assessments, or other governmental charges to the extent that Landlord is reimbursed for same by any tenant of the Building (excluding reimbursements paid through additional rent payments), (x) the cost of repairs or other work occasioned by any casualty which is covered by insurance, but only to the extent of the insurance proceeds received by Landlord net of deductibles and cost of adjustment, (xi) the cost of renovating or otherwise improving or decorating, painting or redecorating space in the Building which is or normally would be occupied by tenants, except in connection with general maintenance of the Building, (xii) Landlord's costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is reimbursed by such tenants as a separate additional charge, (xiii) expenses incurred in connection with services or other benefits which are in excess of the services provided by Landlord pursuant to Section 3.01 hereof, but are provided to other tenants or occupants of the Building, (xiv) costs (limited to penalties, fines and associated legal expenses) incurred due to violation by Landlord of the terms and conditions of any lease or rental arrangement covering space in the Building, (xv) overhead and profit increment paid to subsidiaries, partners or other affiliates of Landlord and salaries and associated costs of Landlord's employees for services on or to the Building, to the extent only that the cost of such services exceeds competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord, (xvi) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, (xvii) all items and services for which tenants reimburse Landlord, but only to the extent Landlord is reimbursed for same, (xviii) the costs incurred related to maintaining Landlord's existence, either as a corporation, partnership or other entity, (xix) the costs incurred in connection with correcting defects in the construction of the Building or in the Building equipment (except the conditions resulting from ordinary wear and tear and use shall not be deemed defects for the purposes of this category), (xx) interest on debt or amortization payments on any mortgage or mortgages or rental payments under any ground or underlying leases (except to the extent that same may be made to pay insurance and taxes),
(xxi) interest and penalties due to late payments of taxes, utility bills and other such costs, (xxii) salaries or other compensation paid to employees of Landlord above the grade of building manager, (xxiii) the cost of any repairs occasioned by eminent domain to the extent that such costs are reimbursed to Landlord by governmental authorities in eminent domain proceedings, (xxiv) costs (limited to penalties, fines and associated legal expenses) incurred due to the violation by Landlord of any applicable federal, state and/or local government laws, codes and similar regulations that would not have been incurred but for such violations by Landlord, (xxv) transfer tax, and (xxvi) management fees incurred by Landlord for the management of the Building which exceed three percent (3%) of gross rentals of the Building, (xxvii) those costs incurred by Landlord attributable to any calendar year that exceed one hundred five percent (105%) of the total costs of all Actual Operating Expenses in the preceding calendar year of the Term, except this limitation shall not apply to those costs attributable to Section 2.02 (e), (3), (5), (6), (10) and (11), and (xxviii) notwithstanding any provision herein, costs of removing hazardous materials or asbestos or of correcting any other conditions in order to comply with any environmental law. In addition, any costs associated with the operation and maintenance of the Building Garage, which costs shall be a part of the overall operating expenses of the Complex, shall be offset by any parking revenue received by Landlord from parking permits issued in the Building Garage.

     (g) Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any calendar year or any portion of any calendar year of the Term, an adjustment shall be made in computing the Actual Operating Expenses for that year (utilizing the same methodology each year) so that certain expenses (limited to janitorial services and utilities) shall be increased for that year to the amount that, in Landlord's reasonable judgment (subject to Tenant's audit rights prescribed below), would have been incurred had the total Rentable Area of the entire Building been ninety-five percent (95%) occupied during the entirety of that year ("Gross Up Factor"). It is the intent of this Section that Landlord shall not be required to bear any portion of the Actual Operating Expenses which exceed the Base Operating Expenses Rate for any calendar year or partial calendar year of the Term of this Lease.

     (h) If Tenant desires that Landlord contest any ad valorem taxes, Tenant shall provide Landlord written notice thereof, expressly requesting that Landlord contest such ad valorem taxes, providing a reasonable basis for such request. If Tenant's notice is submitted to Landlord at such time so as to permit Landlord to timely contest, Landlord shall contest the amount or validity, in whole or in part, of any ad valorem taxes, by appropriate proceedings. In the event Landlord does not notify Tenant within fifteen (15) days following receipt of Tenant's written notice (or such shorter time if the deadline for filing any such contest is sooner) that Landlord intends to contest the ad valorem taxes, then Tenant will have the right to contest such ad valorem taxes which have been identified by Tenant in its written notice to Landlord; provided, however, that Tenant will make timely payment of Tenant's Proportionate Share, as provided in this Lease, of the ad valorem taxes notwithstanding the pendency of any such contest. Tenant will notify Landlord within five (5) days after the commencement of any such contest. Costs incurred by Landlord pursuant to this Section 2.02(h) will be included as Actual Operating Expenses.

     (i) Provided that Tenant is not in default under this Lease, and subject to this paragraph, Tenant, at its sole expense, shall have the right, upon giving reasonable notice, to audit Landlord's books and records relating to any increased or additional rental payable hereunder for the immediately preceding calendar year for the purpose of determining whether the provisions of this
Section 2.02 have been followed. If Tenant elects to exercise this right, Tenant must do so within one hundred twenty (120) days after the date Landlord delivers to Tenant the statement described in Section 2.02(b) or Tenant shall be deemed to have accepted the Actual Operating Expenses as presented by Landlord. If Tenant elects to audit Landlord's books and records, such audit shall be conducted by a certified public accountant licensed in Texas. Should Tenant's audit reveal that Landlord's determination of Actual Operating Expenses exceeded Actual Operating Expenses by an amount exceeding five percent (5%), then, provided Landlord's reputable "third party" CPA reasonably agrees with the conclusions reached by Tenant's CPA, Landlord shall reimburse Tenant for the reasonable costs of performing such audit and shall further promptly reimburse to Tenant the total excess amount paid; provided, however, nothing herein shall preclude Tenant from seeking reimbursement of any contested amount it claims to have paid to Landlord irrespective of whether Landlord's reputable "third party" CPA is in agreement with such audit results. Notwithstanding the foregoing, in the event of an unresolved dispute between Landlord as to the Base Operating Expense Rate or Actual Operating Expenses, either Landlord or Tenant may elect (upon written request to the other party) to submit such unresolved dispute to binding arbitration, pursuant to the procedures set forth in Paragraph 7 of the Addendum.

2.03 Parking. Landlord hereby agrees to make available to Tenant without charge, during the Term of this Lease, up to four (4) parking permits for each 1,000 rentable square feet leased by Tenant, to be provided first in the Building Garage twenty-five percent (25%) of which permits shall be assigned, reserved permits located in the covered portion of the Building Garage as detailed on Exhibit "D", and second (i.e., if not available in the Building Garage) in the surface parking areas surrounding the Building. Subject to the foregoing, Tenant may, at its option, from time to time upon at least thirty (30) days notice to Landlord, reduce (or subsequently increase) the parking permits it takes pursuant to this section. Tenant acknowledges that the foregoing ratio of 4 permits per 1000 rentable square feet includes a 15% oversale, exclusive of any reserved permits which will be provided to Tenant on an actual basis. Such oversale (meaning 15% more spaces than actually exist) shall be consistently applied to all tenants in the Building. In addition, if during the Term of this Lease Landlord provides assigned, reserved parking permits in the covered portion of the Building Garage to other tenants in a ratio greater than that granted Tenant hereunder, Landlord will provide Tenant with additional assigned, reserved spaces in the covered portion of the Parking Garage so that Tenant's ratio of assigned, reserved parking spaces in the covered portion of the Building Garage is as high as any other tenant in the Building. With the exception of Tenant's assigned, reserved permits in the covered portion of the Building Garage, all of Tenant's permits shall be provided on an unassigned, first come, first served basis.

      Tenant agrees to comply with Landlord's Parking rules and regulations as described in Exhibit "J." Any additional assigned or unassigned parking permits granted Tenant as a result of an expansion of the Leased Premises shall be provided at the same ratios provided herein and at no charge during the Term. Any parking spaces leased during any renewal period shall be charged to Tenant at a rate that is not greater than the prevailing monthly rate offered by comparable office buildings in the Park Ten area of Houston, Texas, including the Building; provided, however, if the other tenants in the Building are not being charged for parking in the Garage, neither shall Tenant.

2.04 Payment of Rent. The term "Rent" as used herein shall mean the Base Rental, the Tenant's proportionate Share of Actual Operating Expenses in excess of the Base Operating Expenses Rate, the Parking Rentals and all other amounts provided for in this Lease to be paid by Tenant, all of which shall constitute rental in consideration for this Lease and the leasing of the Leased Premises. The term "Additional Rent" as used herein means Rent exclusive of Base Rental. The Rent shall be due and payable in advance in monthly installments on the first (1st) day of each calendar month after the Rent Commencement Date (defined in the Addendum) during the Term hereof, in legal tender of the United States of America to Landlord at the address shown in Section 5.16 or to such other person or at such other address as Landlord may from time to time designate in writing. The Rent shall be paid without notice, demand, abatement, deduction or offset except as otherwise expressly provided for in the Lease. In no event shall the Landlord accept or be bound by any payment of Rent more than thirty (30) days in advance, unless otherwise agreed to in writing between Landlord and Tenant. If the Term commences or ends on other than the first or last day of a calendar month, then the installment of Base Rental and the Parking Rentals for such partial month shall be appropriately prorated. If the Term commences or ends at any time other than the first day of a calendar year, the Tenant's

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Proportional Share of Actual Operating Expenses in excess of the Base Operating
Expenses Rate shall be prorated for such year according to the number of days of the Term during such year. In no event shall Base Rental or monthly installments thereof be less than the amounts specified in Section 2.01 (subject to Tenant's abatement rights as set forth in Section 3.01(c) and Section 5.02 of this Lease Agreement).

                                   Article 3
                               Landlord's Services

3.01   Services to be Furnished by Landlord.

       (a) Subject to Section 3.01(c) of this Lease Agreement, Landlord shall furnish the following services ("Landlord Services"):

             (1) Air-conditioning and heating in season, during Normal Building Operating Hours (hereafter defined), at such temperatures and in such amounts as are considered to be standard for other Class A office buildings in Houston, Texas;

             (2) Hot and cold water for lavatory and drinking purposes in amounts considered to be standard for other Class A office buildings in Houston, Texas.

             (3) Janitor service in and about the Building and the Leased Premises five (5) days per week (as stipulated and detailed on Exhibit "E" attached hereto and made a part hereof), and semi-annual window washing; however, Tenant shall pay, as additional Rent upon presentation of a statement therefor by Landlord, the additional costs attributable to the cleaning of improvements within the Leased Premises other than Building Standard (hereinafter defined) improvements;

             (4) Elevators for access to and egress from the Leased Premises on a non-exclusive basis 7 days per week, 24 hours per day;

             (5)  Electrical facilities (seven (7) days per week, twenty-four
       (24) hours per day) to furnish sufficient power for typewriters, calculating machines, photocopying machines, fax machines, computers and other machines of similar low voltage electrical consumption such that the total electrical power connected load shall not exceed six and one-half (6 1/2) watts per square foot of the Rentable Area contained within the Leased Premises; but not including electricity required for electronic data processing equipment, special lighting in excess of Building Standard (defined as one (1) 2'x4' fluorescent fixture per seventy-five (75) usable square feet), and any other electrical equipment which requires a voltage other than 110/120 volts single phase (other than photo duplication machines, which shall be considered building standard so long as the connected load does not exceed 6.5 watts per square foot of rentable area continued within the Leased Premises. If the installation of said electrical equipment requires additional air conditioning capacity above that provided by the Building Standard system, then the additional air conditioning installation and operating costs will be the obligation of Tenant. Landlord, at its option and at Tenant's expense, may cause an electric current meter or such similar device to be installed in or near the Leased Premises so as to measure the amount of electric current consumed by Tenant.

             (6)  Electrical facilities (seven (7) days per week, twenty-four
       (24) hours per day) to furnish power to operate Tenant's Building standard lighting and other equipment that operates on 480/277 volts (collectively, the "High Power Equipment"), provided that the total connected load for the High Power Equipment shall not exceed two (2) watts per square foot of the Rentable Area contained in the Leased Premises.

             (7) Replacement of fluorescent lamps in Building Standard light fixtures and incandescent bulb or fluorescent lamp replacement in public toilet and restroom areas, Complex common areas and stairwells; and

             (8) Equipment and personnel to limit access to the Building after normal business hours which shall consist of an unmanned security cardkey access system similar in design and quality found in similar buildings in the Park Ten area; PROVIDED, HOWEVER, SO LONG AS LANDLORD IS PROVIDING THE AFOREMENTIONED SECURITY CARDKEY ACCESS SYSTEM, LANDLORD SHALL HAVE NO FURTHER RESPONSIBILITY TO PREVENT, AND SHALL NOT BE LIABLE TO TENANT FOR, AND SHALL BE INDEMNIFIED BY TENANT AGAINST, LIABILITY OR LOSS TO TENANT, ITS AGENTS, EMPLOYEES AND VISITORS ARISING OUT OF LOSSES DUE TO THEFT, BURGLARY, OR DAMAGE OR INJURY TO PERSONS OR PROPERTY CAUSED BY PERSONS GAINING ACCESS TO THE BUILDING, GARAGE OR THE LEASED PREMISES, AND TENANT HEREBY RELEASES LANDLORD FROM ALL LIABILITY RELATING THERETO, EXCEPT TO THE EXTENT SUCH LOSSES ARE CAUSED IN WHOLE OR IN PART BY THE WILLFUL MISCONDUCT OF LANDLORD. Landlord shall furnish an adequate number of cardkeys for the Leased Premises (not to exceed 4 cardkeys per 1,000 square feet of Rentable Area), and any additional cardkeys will be furnished at a charge equal to Landlord's actual cost on an order signed by Tenant or Tenant's authorized representative. All such cardkeys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises without Landlord's permission, and Tenant shall not make or permit to be made any duplicates of such cardkeys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all the cardkeys for the Leased Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets, and vault doors, if any, in the Leased Premises.

       (b) "Normal Building Operating Hours" shall be from 7:00 a.m. to 6:00 p.m. Monday through Friday, and 7:00 a.m. to 1:00 p.m. Saturday, exclusive of Sundays and "Holidays". "Holidays" shall refer to New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day, Christmas Day, and other holidays commonly observed by a majority of the tenants of the Building. If the holiday occurs on Saturday or Sunday, the Friday preceding or the Monday following may, at Landlord's discretion, be observed as a Holiday.

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

     (c) Failure by Landlord to any extent to furnish services hereunder or any cessation thereof shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent (except as provided for herein), nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of such services be interrupted, Landlord shall use reasonable diligence to restore the same promptly, but Tenant shall have no claim for rebate of Rent, damages, or eviction on account thereof, and Tenant waives all rights it may have at law or in equity, including any rights Tenant may have arising from implied warranties of suitability. Notwithstanding the above, Landlord acknowledges that there are certain Essential Landlord Services. For purposes herein, "Essential Landlord Services" shall be defined, and strictly limited to, air conditioning and heating, hot and cold water (for laboratory, lavatory and drinking purposes only), elevator service, sewer service and electrical power in the absence of which Tenant would not be able to conduct business in or utilize the Leased Premises for the purpose they were let. In the event Essential Landlord Services are interrupted, and such interruption is not caused by the act or omission of Tenant, and such interruption continues for a period of five (5) consecutive business days, then commencing upon the sixth (6th) consecutive business day Tenant (as its sole and exclusive remedy) shall be entitled to an abatement of Base Rental and Additional Rent until such time as the Essential Landlord Services are restored. Notwithstanding the foregoing, in the event Essential Landlord Services are interrupted and unavailable to Tenant for more than seventy-five (75) consecutive days, and such interruption has not been caused by the willful acts of Tenant, Tenant shall have the right to terminate this Lease upon payment of all Rent due hereunder through the date that rental abatement due to interruption of Essential Landlord Services first occurred.

     (d) Tenant shall pay to Landlord, monthly as billed, as Additional Rent hereunder, such charges for additional electrical services (in excess of the electrical allowances provided to Tenant in Section 3.01) as may be separately metered for (i) any utility services utilized by Tenant for computers, data processing equipment or other similar electrical equipment; (ii) extra lighting;
(iii) air-conditioning, heating and other services in excess of that stated in Sections 3.01 hereof; or (iv) other air-conditioning, heating and services not standard for the Building or provided at times other than Normal Building Operating Hours. Tenant shall pay all costs associated with providing separate utility meters to the Leased Premises. In the event separate utility meters are provided to the Leased Premises, Landlord may elect to have all charges for the utilities separately metered to the Leased Premises, and if such utility consumption exceeds the amounts described in Sections 3.01a(5) and (6), Tenant will be responsible for the costs of utilities in excess of Building Standard amounts. In the event that Landlord furnishes extra or additional services to be paid for by Tenant, a failure to pay for such services within ten (10) days after notice shall constitute an Event of Default and shall further authorize Landlord, at Landlord's discretion and without notice, to discontinue all such services. Notwithstanding the foregoing, Landlord will provide, at no cost to Tenant, 240 hours per calendar year of after hours heating and air-conditioning to each floor (or portion thereof) in the Leased Premises (the "After Hours HVAC Allowance"). Unused hours in the After Hours HVAC Allowance may carry over into the following year, but not beyond the following year. After hours air-conditioning and heating in excess of the After Hours HVAC Allowance will be available and provided by Landlord at a charge of $16.50 per hour per floor (subject to future increases equal to the actual increases in Landlord's cost of providing such after hours HVAC service). Except in cases of unforeseeable emergencies, which Landlord will use reasonable efforts to accommodate, all requests for after hours heating and air-conditioning must be received no later than 4:00 p.m. on the day service is required, and, in the case of weekends or holidays, by 4:00 p.m. on the immediately preceding business day.

       (e) Any services requested by Tenant from Landlord on Sundays, Building Holidays and outside of Normal Building Operating Hours (to the extent not provided as a Landlord Service on a seven (7) days per week, twenty-four (24) hours per day basis) or which are in excess of those Landlord Services to be provided by Landlord pursuant to Section 3.01(a) (collectively, "Additional Services") shall be provided only upon Tenant's request and agreement in advance to bear the cost of operations attributable to such Additional Services, not to exceed Landlord's actual cost plus a reasonable repair/depreciation charge.

3.02 Access by Tenant Prior to Commencement of Term. Landlord shall permit Tenant and its employees, agents and suppliers to enter the Leased Premises prior to, and after, the Commencement Date to enable Tenant to do such things as may be required by Tenant to make the Leased Premises ready for Tenant's occupancy. Such parties will not interfere with or delay the performance of any typical and normal office use activities by Landlord or other occupants of the Building. Landlord may withdraw such permission upon twenty-four (24) hours notice to Tenant if Landlord determines that any such interference or delay has been or may be caused. Any such entry into the Leased Premises shall be at Tenant's risk and neither Landlord nor Landlord shall be liable in any way for personal injury, death, or property damage which may be suffered in or about the Leased Premises or the Building by Tenant or its employees, agents, contractors, suppliers or workmen, and Tenant hereby indemnifies Landlord therefrom except for those personal injuries, deaths or property damages caused by the willful misconduct of Landlord.

3.03   Condition of Building and Leased Premises.

       (a) The Initial Leased Premises shall be delivered to Tenant no later than the date which is ten (10) days from the Effective Date (such date being hereinafter called the "Premises Delivery Date"). On the Premises Delivery Date, the leasehold improvements and tenant finish set forth and described on Exhibit "F" attached hereto ("Landlord Improvements") will be completed on the first
(1st), second (2nd) and third (3rd) floors of the Leased Premises at Landlord's sole cost and expense. The portion of the Leased Premises located on the fourth
(4th) floor will be delivered in its as-is condition as of the Effective Date. Notwithstanding the provisions of Exhibit "G" ("Workletter"), the cost of all installation (to be performed by Landlord) of any improvements to the Leased Premises in addition to the Landlord Improvements requested by Tenant following the Premises Delivery Date (calculated at Landlord's actual cost plus an additional charge of five percent (5 %) to cover overhead) shall be for Tenant's account and at Tenant's cost (and Tenant shall pay ad valorem taxes thereon), which cost shall be payable by Tenant to Landlord as a part of the Rent hereunder promptly upon being invoiced therefor, and failure by Tenant to pay such cost in full within thirty (30) days after the date of billing shall constitute failure to pay Rent when due and an Event of Default by Tenant hereunder giving rise to all remedies available to Landlord under this Lease.

     (b) Subject to Section 3.03(c), if on the Premises Delivery Date any of the Landlord Improvements have not been substantially completed as reasonably determined by Tenant's designated architect, or if Landlord is unable to tender possession of the Leased Premises to Tenant on the Premises Delivery Date, then the Commencement Date (and the Rent Commencement Date) shall be postponed until such work to be performed in the Leased Premises at Landlord's expense is substantially completed as reasonably determined by Tenant's designated architect or until Landlord is able to tender possession of the Leased Premises to Tenant, as the case may be. The deferment of installments of Rent and postponement of the Commencement Date pursuant to this Section 3.03(b) shall, except as provided below, be Tenant's exclusive remedy for Landlord's delay of completion of Landlord Improvements to the Leased Premises or failure to tender possession of the Leased Premises to Tenant and Tenant shall have no claim against Landlord because of any such delay in completion of the Landlord Improvements or failure to deliver the Leased Premises.

     (c) No delay in the completion of the Leased Premises resulting from (i) delay or failure on the part of Tenant in furnishing information or other matters required in, by or in connection with Exhibit "F", or (ii) changes ordered by Tenant in the Landlord Improvements (hereinafter defined) shall delay the Commencement Date, or Rent Commencement Date. If prior to the Commencement Date Tenant shall enter into possession of all or any part of the Leased Premises, (other than an entry with Landlord's consent pursuant to Section 3.02) then the Term, and all obligations of Tenant to be performed during the Term shall commence on, and the Commencement Date shall be deemed for all purposes to be, the date of such entry, provided that no such early entry shall operate to change the expiration date provided herein. Notwithstanding the above, if the Landlord Improvements have not been completed by May 1, 2001, Tenant shall have the right, by written notice delivered to Landlord no later than May 15, 2001 to terminate this Lease Agreement

     (d) Subject to the provisions of Section 4.07 of this Lease Agreement, unless otherwise agreed to in writing between Landlord and Tenant, all alterations, physical additions, or improvements in or to the Leased Premises (including fixtures) shall, when made, become the property of Landlord and shall be surrendered to Landlord upon termination of this Lease, whether by lapse of time or otherwise; provided, however, this clause shall not apply to trade fixtures (including any and all filing systems), moveable equipment or furniture owned by Tenant or any other party.

     (e) Upon the Premises Delivery Date, Landlord represents and warrants that the Leased Premises, as same shall be constructed or improved in accordance with this Lease, including Exhibit "F", will be in compliance with all applicable building codes, rules, regulations and applicable laws governing occupancy of the Building ("Applicable Laws") including Title III of the Americans with Disabilities Act of 1990, Public Law 101-336, as amplified by the final rule promulgated by the Department of Justice in Section 28 of the Code of the Federal Regulations, part 35, as the aforesaid Act of Regulations may be hereafter modified or amended (the "ADA"). If, subsequent to the Premises Delivery Date, any Applicable Law or the ADA is modified or new legislation enacted ("New Applicable Law" or "New ADA") so that the Leased Premises (but not improvements or modifications to the Building code elements or the Complex) or any improvements, personal property, fixtures or any other matter or thing comprising of or located within the Leased Premises must be removed, altered, modified, improved, reconstructed, added or changed in order to cause the Leased Premises, or any aspect thereof, to be in compliance with the requirements of such Applicable Law or the ADA, Landlord shall use reasonable best efforts to notify Tenant of the same, in which event Tenant shall promptly undertake such removal, alteration, modification improvement, reconstruction, addition or change at the sole cost of the Tenant, so that the Leased Premises and all aspects thereof shall be in compliance with such Applicable Law or the ADA and any other law, code, statute, regulation or ordinance applicable to the Leased Premises. Prior to commencing work necessary to cause the Leased Premises to comply with the requirements of the ADA and all other Applicable Laws, the Tenant shall notify the Landlord of the work to be undertaken by the Tenant in this regard. The failure of the Tenant to undertake work necessary to cause the Leased Premises to comply with the requirements of such New Applicable Law or the New ADA within thirty (30) days after receipt of notice to undertake such work, whether from the Landlord or regulatory authority, shall constitute an Event of Default pursuant to the terms and provisions of this Lease. The cost of improving, altering, modifying, or otherwise changing the Leased Premises in order to comply with the requirements of the New ADA shall be the Tenant's cost, notwithstanding the fact that compliance with such New Applicable Law or the New ADA was necessitated by, or as a result of, alterations in the Leased Premises, which alterations were or are to be undertaken by the Landlord at the Landlord's sole cost and expense. In the event that the Leased Premises, the Building, the Complex or any portion or aspect of any of them is determined to fail to comply with such New Applicable Law or the New ADA, and that portions of the Building or the Complex (other than the Leased Premises) should be improved, altered, modified or otherwise changed in order to cause the Building or the Complex, or any portion of any of them, to be in compliance with the requirements of such Applicable Law or the ADA, Landlord shall undertake such improvements, alterations, modification or changes to the Building or the Complex as the Landlord deems necessary to cause such improvements to comply with the requirements of such New Applicable Law or the New ADA. Notwithstanding anything to the contrary contained in this Lease following the Commencement Date, all costs and expenses for labor, materials, architectural fees, engineering fees, overhead, insurance, services or supplies incurred by the Landlord in causing the Building or the Complex to comply with the requirements of any New Applicable Law or the New ADA shall constitute Actual Operating Expenses of the Building even though such costs may be in the nature of capital improvements or expenses, and shall be reimbursed to the Landlord as a part of Actual Operating Expense in accordance with the terms and provisions of this Lease.

3.04 Repair and Maintenance by Landlord. Landlord shall provide cleaning and maintenance of the public portions of the Complex in a first class manner, including painting and landscaping around the Complex. Landlord shall perform and make such maintenance, repairs, replacements and improvements to the Complex in a first class manner, including the base mechanical and electrical systems, as may be required during the Term to keep the same in good condition and repair in a manner consistent with other comparable Class A office buildings in Houston, Texas. Except as required of Landlord above, after the Commencement Date, Landlord shall not be required to make any improvements or repairs of any kind or character to the Leased Premises. This Section 3.04 shall not apply in the case of damage or destruction by fire or other casualty (as to which Section
5.02 shall apply), or in the case of latent or structural defects to the Complex or Leased Premises (including, but not limited to the roof and curtain wall), which Landlord shall repair, or damage resulting from an eminent domain taking (as to which Section 5.01 shall apply). Except to the extent not reasonably avoidable in connection with temporary construction, renovation, repair, maintenance or other necessary activities of Landlord in the Building, and except in connection with the exercise of remedies it may have against Tenant in the event of default by Tenant under this Lease, Landlord shall conduct its business and control its agents, employees and contractors in such manner as not to create any nuisance, or interfere with, annoy or disturb Tenant in its occupancy of the Leased Premises.

                                   Article 4
                               Tenant's Covenants

4.01 Payments by Tenant. Tenant agrees to timely pay the Rent and all rents and sums provided to be paid to Landlord hereunder at the times and in the manner herein provided.

4.02 Certain Taxes. Tenant shall pay all ad valorem taxes on all improvements installed in the Leased Premises that are in excess of those installed by Landlord from time to time as Building Standard and in excess of the items to be installed by Landlord at Landlord's cost under Exhibit "F" or specified in
Section 3.03(a) hereof.

4.03 Repairs by Tenant. Tenant shall, at its cost, repair or replace any damage to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, invitees or visitors; provided if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make such repairs or replacements and the cost thereof (plus five percent (5%) for overhead to Landlord) shall be payable by Tenant on demand as a part of the Rent hereunder, and failure of Tenant to pay such costs within thirty ( 30 ) days, following written notice from Landlord, shall constitute a failure to pay Rent when due and an Event of Default by Tenant hereunder.

4.04 Care of the Leased Premises. Tenant shall maintain the Leased Premises in a clean, attractive condition, and not commit or allow any waste or damage to be committed on or to any portion of the Leased Premises, and at the expiration or termination of this Lease shall deliver up the Leased Premises to Landlord in as good condition as at date of possession by Tenant, ordinary wear and tear and damage from casualty or condemnation excepted.

4.05   [Intentionally Deleted]

4.06   Assignment of Lease.

       (a) Tenant shall not assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises (any such assignment, lease, mortgage, pledge, hypothecation, or grant of a concession or license being hereinafter referred to in this Section 4.06 as a "Transfer") without the prior express written permission of Landlord, which will not be unreasonably withheld or delayed; provided, however, that Landlord's right to terminate this Lease as to any space for which Tenant requests permission to make a Transfer shall not be limited, qualified or in any way affected by or subject to the agreement that permission will not be unreasonably withheld, it being understood and agreed that if Tenant requests Landlord's permission to make a Transfer, Landlord shall have the right, in its sole discretion, for any reason or for no reason, to terminate this Lease as to the space so affected as hereinafter provided unless such transfer is to a subsidiary, affiliate or successor of Tenant pursuant to
Section 4.06(f) whereby Landlord will not have the right prescribed herein to terminate this Lease as to the space so affected. Any attempt to effect a Transfer without such permission of Landlord shall be void and of no effect. Tenant acknowledges that any assignment or Lease is also subject to the prior written consent of any Landlord's Mortgagee (as defined in Section 4.10). Without limiting the generality of what may constitute reasonable grounds for withholding permission, it is stipulated and agreed that during the initial twelve (12) months of the Lease Term, a refusal to permit a Transfer to another tenant in the Building, or a refusal to permit a Transfer to a proposed assignee or sublessee with whom Landlord has been negotiating to lease space in the Building shall be deemed reasonable. Without limiting the foregoing, Landlord shall have the right to refuse to permit a Transfer to any Transferee that is engaged in the business of telemarketing call-out services, sexually oriented businesses, government agencies not typically found in Class A office buildings, or any other use that is not compatible with the other tenants in the Building. In order for Tenant to make a Transfer, Tenant must request in writing Landlord's permission within at least thirty (30) days in advance of the date on which Tenant desires to make a Transfer, which request will be accompanied by a detailed term sheet outlining the terms of the Transfer. Landlord and Landlord's Mortgagees shall then have a period of fifteen (15) calendar days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) to permit Tenant to assign or sublet such space, subject, however, to the subsequent written approval of the proposed assignee or sublessee by Landlord, or (ii) to refuse consent (only for those reasons prescribed herein) to Tenant's requested Transfer and to continue this Lease in full force and effect as to the entire Leased Premises. If Landlord shall fail to notify Tenant in writing of such election within said fifteen (15) day period, Landlord shall be deemed to have elected option (ii) above. If Landlord elects to exercise option (ii) above, Tenant agrees to provide at its expense, direct access from any sublet space or concession area to a public corridor of the Building. The prohibition against a Transfer contained herein shall be construed to include a prohibition against any Transfer by operation of law.

     (b) Notwithstanding that the prior express written permission of Landlord to a Transfer may have been obtained under the provisions of Section 4.06(a), the following shall apply:

          (1) Tenant shall (i) in the event of an assignment, cause the assignee to expressly assume in writing and to agree to perform all of the covenants, duties and obligations of Tenant hereunder, and such assignee shall be jointly and severally liable therefor along with Tenant; (ii) cause such assignee or sublessee to grant Landlord an express first and prior contract lien and security interest in the same manner as the lien granted by Tenant to Landlord under Section 5.03 hereof; (iii) subordinate to Landlord's statutory lien and the aforesaid contract lien and security interest any liens or other rights which Tenant may claim with respect to any fixtures, equipment, goods, merchandise or other property owned by or leased to the proposed assignee or sublessee or other party intending to occupy the Leased Premises; and (iv) agree with Landlord that in the event that the rent or other consideration due and payable by a sublessee or assignee under any such permitted Lease or assignment exceeds the Rent for the portion of the Leased Premises so transferred, then Tenant shall pay Landlord as additional rental hereunder fifty percent (50%) of such excess rental and other consideration immediately upon receipt thereof by Tenant from such transferee.

               (2) A signed counterpart of all instruments relative to a Transfer (executed by all parties to such transaction with the exception of Landlord) shall be submitted by Tenant to Landlord prior to or contemporaneously with the request for Landlord's written consent thereto; and, Tenant shall reimburse Landlord for all reasonable attorney's fees incurred in connection with Landlord's review and approval of such instruments;

               (3) No usage of the Lease Premises different from the usage herein provided to be made by Tenant shall be permitted without the prior written consent of the Landlord, and all of the terms and provisions of this Lease shall continue to apply after a Transfer; and

               (4) In the event Landlord consents to a Transfer, Tenant will nevertheless remain directly and primarily liable for the performance of all the covenants, duties and obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant or any transferee, or both, without demand upon or proceeding in any way against any other persons. Notwithstanding the foregoing, in the event Tenant assigns the Lease to a third party which is reasonably acceptable to Landlord and which is publicly traded, has a market capitalization of at least $10 billion and whose price/earnings ratio as of the business day immediately preceding the date of such assignment is not greater than the average price/earnings ratio for the stocks comprising the Standard & Poors 500 index as of the same date, then, in such case, Tenant shall be relieved of all liability as Tenant hereunder following the date of such assignment.

     (c) If Tenant is a corporation then any transfer of this Lease by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this Lease shall constitute a Transfer for the purposes of this Lease; provided, however, that acquisition of all stock of a corporate tenant by any corporation, the stock of which is registered pursuant to the Securities Act of 1933 or the merger of a corporate tenant into such a corporation, the stock of which is so registered, shall not be deemed to be a violation of Section 4.06(a). For purposes of this Section 4.06(c), the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved.

     (d) If Tenant is a general partnership having one or more corporations as partners or if Tenant is a limited partnership having one or more corporations as general partners, the provisions of Section 4.06(c) shall apply to each of such corporations as if such corporations alone had been the Tenant hereunder. If Tenant is a general or limited partnership, joint venture, or other form of association, the transfer of a majority of the ownership interests therein shall constitute a Transfer for the purposes of this Lease.

     (e) The consent by Landlord to a particular Transfer shall not be deemed a consent to any other subsequent Transfer. If this Lease, the Leased Premises or the Tenant's leasehold interest therein, or if any portion of the foregoing is transferred, or if the Leased Premises are occupied in whole or in part by anyone other than Tenant without the prior consent of Landlord as provided herein, Landlord may nevertheless collect rent from the transferee or other occupant and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of the provisions hereof or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

     (f) Notwithstanding anything to the contrary, no approval or consent shall be required for a Transfer to a "subsidiary", "affiliate" or a "successor" of Tenant.

For purposes of this Section 4.06, a "subsidiary", "affiliate" or a "successor" of Tenant shall mean the following:

          (1) An "affiliate" shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For this purpose, "control" shall mean the possession, directly or indirectly, or the power to direct or cause a direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          (2) A "subsidiary" shall mean any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant.

          (3) A "successor" of Tenant shall mean; (i) a corporation with which Tenant, its corporate successors or assigns, is merged or consolidated in accordance with applicable statutory provisions for merger or consolidation of a corporation, or (ii) a corporation acquiring the lease hereby demised in conjunction with such corporation's acquisitions of all or substantially all of the assets of Tenant, its corporate successors or assigns, or (iii) any corporate successor to a successor corporation becoming such by either of the methods described in (i) or (ii). Notwithstanding anything to the contrary contained herein, in the event of a Transfer to an affiliate, subsidiary or successor (as defined herein) all excess rental or other consideration shall be for the sole benefit of Tenant. Landlord's right to terminate this Lease as to the space so affected as described in 4.06(a)(i) shall be null and void.

4.07 Alterations, Additions, Improvements. Tenant will make no alteration, change, improvement, repair, replacement or addition to the Leased Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided (i) such removal is made prior to the termination or expiration of the Term; (ii) Tenant is not then in default in the timely performance of any obligation or covenant under this Lease; and (iii) Tenant promptly repairs all damage caused by such removal. All other property and the Leased Premises and any alteration or addition to the Leased Premises and any other articles attached or affixed to the floor, wall, or ceiling of the Leased Premises is a part of the property of Landlord and shall be surrendered with the Leased Premises as part thereof at the termination or expiration of this Lease, without payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, prior to termination or expiration of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant or installed by Landlord at Tenant's expense in the Leased Premises and will repair any damage caused by such removal, so long as Landlord stipulates in writing the removal or such items to be removed contemporaneously with Landlord's approval of any requested alterations, additions or improvements by Tenant.

4.08 Compliance with Laws and Usage; Building Rules and Regulations; Liens. Tenant, at its cost, shall comply with all federal, state, municipal and other laws and ordinances applicable to the Leased Premises and the business conducted therein by Tenant (including, but not limited to, all statutes, rules and regulations covering the use, storage, transportation and disposal of hazardous substances, including petroleum and other petrochemicals), and with the Building Rules and Regulations attached hereto as Exhibit "I" hereto as such rules and regulations are modified and supplemented by Landlord from time to time, and such other rules and regulations as may be adopted by Landlord from time to time, which when sent by Landlord to Tenant in writing shall be thereafter carried out and observed by Tenant (so long as such rules and regulations, and any changes or modifications thereto, are uniformly and consistently applied to all Tenants of the Building); will not engage in any activity which would cause landlord's fire and extended coverage insurance to be canceled or the rate thereof to be increased (or, at Landlord's option, will pay any such increase); and will not commit any act which is a nuisance or annoyance to Landlord or to other tenants in the Building or which might, in the reasonable judgment of Landlord, appreciably damage Landlord's goodwill or reputation, or tend to injure or depreciate the value of the Complex. Tenant has no authority to encumber the Complex or Leased Premises with any lien, and Tenant shall not suffer or permit any such lien to exist. Should any such lien hereafter be filed, Tenant shall promptly discharge the same at its sole cost.

4.09 Access by Landlord. Tenant shall permit Landlord and its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours with reasonable prior advance written notice (emergencies excepted) to inspect same; to clean (after Normal Building Operating Hours); to make repairs, alterations or additions thereto, as Landlord may deem necessary or desirable; to show the Leased Premises to prospective purchasers or tenants (only during the last 9 months of the Term); or for any other purpose deemed reasonable by Landlord; and Tenant shall not be entitled to any abatement or reduction or Rent by reason thereof. In connection with the foregoing, Landlord will minimize interference with Tenant's business to the extent reasonably possible.

4.10 Landlord's Mortgagee. Contemporaneously with the execution hereof, Tenant and American National Insurance Company, the current mortgagee under the mortgage constituting the current and only mortgage lien on the Complex or the Leased Premises ("Landlord's Mortgagee") have executed a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto and made a part hereof as Exhibit "H." Tenant agrees with Landlord and with the mortgagee of any mortgage or the beneficiary of any deed of trust hereafter placed against and constituting a lien on the Complex or the Leased Premises ("Landlord's Future Mortgagee") that any Landlord's Future Mortgagee shall have the right at any time to elect, by notice in writing given to Tenant, to make this Lease superior to the lien of such mortgage or deed of trust and upon the giving of such notice to Tenant, this Lease shall be deemed prior and superior to the mortgage or deed of trust in respect to which such notice is given; and at Landlord's Mortgagee's request Tenant shall execute a recordable instrument establishing this Lease as superior to such lien; or Landlord's Future Mortgagee may, by like notice, make this Lease subordinate to such mortgage or deed of trust. If Landlord's Future Mortgagee shall elect to make this Lease subordinate to such mortgage or deed of trust, Tenant agrees to attorn to such Landlord's Future Mortgagee so long as such Landlord's Future Mortgagee also agrees to not disturb Tenant's possession under this Lease in the event such Landlord Future Mortgagee becomes the owner of the Building through foreclosure or otherwise. In confirmation of such subordination, attornment and non-disturbance agreement, Tenant shall execute promptly any reasonable Subordination, Attornment and Non-Disturbance Agreement that Landlord or such Landlord's Future Mortgagee may request. Without limiting the foregoing, Tenant agrees to enter into a Subordination, Non-Disturbance and Attornment Agreement substantially in the form attached as Exhibit "H." Tenant further agrees that any Landlord's Mortgagee or Landlord's Future Mortgagee may demand the payment of Rent and performance of this Lease at any time. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such Subordination, Attornment and Non-Disturbance Agreement for and on behalf of Tenant should Tenant fail to execute such agreement within fifteen (15) days after written request to do so. In the event of the enforcement by Landlord's Mortgagee or Landlord's Future Mortgagee of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of such successor in interest without change in terms or other provisions of such lease provided, however, that such successor in interest shall not be
(i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default (except as provided for in Section 3.01(c) and Section
5.02 of this Lease Agreement) or any obligations any preceding Landlord; or
(iii) bound by any amendment or modification of this Lease made without the written consent of such successor in interest, provided Tenant has been given prior notice of the identity of such successor in interest. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

4.11 Estoppel Certificate. At Landlord's request from time to time, Tenant will within ten (10) days, without further consideration, execute an estoppel certificate addressed to Landlord's Mortgagee or to such party as Landlord may designate certifying to such notice provisions and other matters as Landlord's Mortgagee or as the other party designated by Landlord may reasonably request. At Landlord's request from time to time, Tenant will within ten (10) days execute, without further consideration, a certificate stating the commencement and expiration dates of the Term, the rental then payable hereunder, that (to its actual knowledge) there are no defaults on the part of Landlord or claims against Landlord hereunder (or if there are any, stating the same with particularity), and such other information pertaining to this Lease as Landlord may reasonably request, addressed to such party as Landlord may designate.

                                   Article 5
                                Mutual Covenants

5.01 Condemnation, Loss or Damage. If the Leased Premises, Complex, or any part thereof shall be taken or condemned for any public purpose (or conveyed in lieu or in settlement thereof) to such an extent as to render the remainder of the Building or Leased Premises, in the opinion of an independent architect selected by Landlord, not reasonably suitable for occupancy, this Lease shall, at the option of Landlord, forthwith cease and terminate (and if the Leased Premises, including access thereto, shall be taken or condemned, or conveyed in lieu or in settlement thereof, to such an extent as to render the remainder of the Leased Premises, in Tenant's opinion, unsuitable for its occupancy, this Lease shall, at the option of Tenant, forthwith cease and terminate), and all proceeds from any taking or condemnation of the Building and the Leased Premises shall belong to and be paid to Landlord; provided, however, any award for Tenant's personal property and improvements in excess of Building Standard shall be paid to Tenant. If this Lease is not so terminated, Landlord shall repair any damage resulting from such taking, to the extent and in the manner provided in
Section 5.02, and Base Rental and Additional Rent hereunder shall be abated to the extent the Leased Premises are rendered untenantable during the period of repair and thereafter be adjusted on an equitable basis considering the areas of the Leased Premises taken and remaining. Nothing contained herein shall preclude the Tenant from seeking a separate damage award from the condemning authority.

5.02   Fire or Other Casualty; Certain Repairs.

       (a) In the event of a fire or other casualty in the Leased Premises, to the extent that the Building or Leased Premises shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable in whole or in part in the opinion of Landlord and Tenant, or if, as a result of such fire or other casualty, Tenant is denied access to the Leased Premises, the Base Rental and Additional Rent provided for herein shall abate as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises are made tenantable as determined by Landlord and Landlord agrees to commence and prosecute such repair work promptly and with reasonable diligence, or if such destruction results in the Leased Premises being untenantable in substantial part for a period reasonably estimated by Landlord to be six (6) months or longer after the date of the destruction, or in the event of total or substantial damage or destruction of the Building where Landlord decides not to rebuild, then all Rent owed up to the date of such damage or destruction shall be paid by Tenant and this Lease shall terminate upon notice thereof to Tenant. Landlord will give Tenant written notice of its decisions, estimates or elections under this Section 5.02 within sixty (60) days after any such damage or destruction. If Landlord elects to rebuild following the damage or destruction of the Leased Premises in accordance with this Section 5.02, then if such repairs are not completed within nine (9) months after the date of such damage or destruction, Tenant shall have the right to cancel this Lease Agreement upon payment to Landlord of all Rent due and owing through the date of such damage or destruction.

       (b) Should Landlord elect to effect any repairs under Sections 5.01 or 5.02(a), Landlord shall only be obligated to restore or rebuild the Leased Premises to a Building Standard condition, and then only to the extent that insurance proceeds are actually available to Landlord therefor, plus (i) an amount equal to Landlord's deductible under each applicable insurance policy, and (ii) the amount that would have been available under an insurance policy that should have been applicable but proceeds from which are not available due to Landlord's failure to maintain the policy as and to the extent required under this Lease. In the event the Base Rental and Additional Rent or any portion of the Base Rental and Additional Rent is abated under Sections 5.01 or 5.02(a), the expiration date of the Term specified in Section 1.02 shall be extended for the period of such abatement. If insurance proceeds are insufficient to rebuild and Landlord elects not to rebuild with other funds, this Lease will terminate effective the date of destruction.

5.03 Holding Over. If Tenant should remain in possession of the Leased Premises after the termination or expiration of the Term without written consent of Landlord, then Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease, except that the daily Rent shall be one hundred fifty percent (150%) the Base Rental in effect immediately prior to such expiration or termination, but such holding over shall not extend the Term.

5.04 Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and property referred to herein, and upon any such transfer of assignment and assumption of Landlord's obligations by such assignee, no further liability or obligation shall thereafter accrue against Landlord hereunder.

5.05 Control of Common Areas and Parking Facilities by Landlord. All public lobbies, foyers, corridors and restrooms, all automobile parking areas including (without limitation), the Garage, driveways, entrances and exits thereto, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways, ramps, landscaped areas, stairways and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, invitees, licensees, visitors and customers shall be at all times subject to the exclusive control and management of Landlord; Landlord shall have the right, in its reasonable discretion and at any time, to change or modify any of the facilities and areas mentioned in this Section so long as such change or modification does not unduly interfere or disrupt Tenant's use of this Leased Premises under Section 1.03 and
Section 5.18 of this Lease Agreement; and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations (herein called the "Building Rules and Regulations") with respect to all facilities and areas mentioned in this Section; the initial Building Rules and Regulations are set out in Exhibit "I" hereto and are of equal dignity herewith (which shall be consistently and uniformly applied to all tenants and visitors of the Building).

5.06   Default by Tenant.

       (a) Each of the following occurrences relative to Tenant shall constitute an "Event of Default:"

        (1) Failure or refusal of Tenant to make the timely payment of any Rent payable under this Lease within five (5) business days following written notice from Landlord, that the same is due and payable, but not yet received by Landlord;

        (2) The filing or execution or occurrence of a petition in bankruptcy or other insolvency proceeding by or against Tenant or petition or answer seeking relief under any provision of the Bankruptcy Act; or as assignment for the benefit of creditors or composition; or a petition or other proceeding by or against the Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property; or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor of Tenant;

        (3) Failure by Tenant in the performance or compliance with any of the agreements, terms, covenants or conditions provided in this Lease, other than those referred to in (1) and (2) above, for a period of thirty (30) days (or longer so long as Tenant is diligently pursuing any compliance or cure) after notice from Landlord to Tenant specifying the items in default.

    (b) This Lease and the Term and estate hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at its option and without further written notice to Tenant, in addition to all other remedies given hereunder or by law or equity, do any one or more of the following:

        (1) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Leased Premises to Landlord;

        (2) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant and all property therefrom with or without having terminated the Lease; and

        (3) Alter locks and other security devices at the Leased Premises so that Tenant will not have access to the Leased Premises (other than to retrieve files, chattels and personal belongings, which Landlord shall provide access to the Leased Premises for such purposes during the normal business hours of the Building). Landlord may take these actions without incurring any liability and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law; Tenant hereby waiving any right to claim damage for such re-entry expulsion.

    (c) Once all applicable written notices are given, cure periods have elapsed and an Event of Default has occurred, any right of Tenant to receive notice of Landlord's intent to exercise any of its remedies is hereby waived.

    (d) Exercise by Landlord of any one or more remedies shall not constitute an acceptance of surrender of the Leased Premises by Tenant, it being understood that such surrender can be effected only by the written agreement of the Landlord and Tenant, with the prior written consent of any Landlord's Mortgagee (as defined in Section 4.10).

       (e) If Landlord terminates this Lease by reason of an Event of Default, Tenant shall pay to Landlord the sum of all Rent and other indebtedness accrued hereunder to the date of such termination, the amounts stated in Section 5.06(f) hereof, plus, as liquidated damages, an amount equal to the then present value of the Rent and all other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of the Term measured from the date of such termination to the date of expiration stated in section 1.02, less the then present fair market rental value of the Leased Premises for such period as reasonably determined by arbitration proceedings.

       (f) If Landlord repossesses the Leased Premises without terminating the Lease, then Tenant shall pay to Landlord all Rent and other indebtedness accrued to the date of such repossession, plus Rent and other sums required to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided below); reentry by Landlord will not affect the obligations of Tenant for the unexpired Term. Tenant shall not be entitled to any excess of any Rent obtained by reletting over the Rent herein reserved. Actions to collect amounts due by Tenant may be brought on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term.

       (g) In case of an Event of Default, to the extent the same were not paid or deducted, as appropriate, under Section 5.06(e) or (f), Tenant shall also pay to Landlord: (i) broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises; (ii) the cost of removing and storing Tenant's or any other occupant's property; (iii) and the cost of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants; and (iv) all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorney's fees and court costs. Notwithstanding the above, Tenant's obligation pursuant to this Section (g) shall be limited to the total of items
(i), (ii), (iii) and (iv) multiplied by the percentage obtained by dividing the remainder of Tenant's Lease Term by the substitute tenant(s) lease term.

       (h) Upon termination or repossession of the Leased Premises for an Event of Default, Landlord shall use reasonable efforts to relet the Leased Premises, or any portion thereof, and to collect rental after reletting. In the event of reletting, Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose. In no event shall Landlord be required to extend any preference to the reletting of the Leased Premises or any portion thereof over other vacant space in the Building. Notwithstanding the above, Landlord shall not discriminate against the Leased Premises over the leasing of other vacant space in the Building.

       (i) Any and all property which may be removed from the Leased Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall use reasonable efforts to safeguard such property. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Leased Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

         (j) If Tenant should fail to make any payment or perform any obligation hereunder, and such failure continues beyond any applicable cure period allowed hereunder, Landlord, without obligation to do so and without thereby waiving such failure or default, may make such payment and/or perform such obligation for the account of Tenant (and enter the Lease Premises for such purpose), and Tenant shall pay upon demand all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action, plus interest thereon at the highest rate of interest permitted by law.

         (k) In addition to the foregoing, if Tenant abandons or fails to occupy the Leased Premises (without the payment of rent), or any significant portion thereof, Landlord may, at its election, terminate this Lease.

5.07 Non-Waiver. Neither acceptance of rent by Landlord nor failure by a party to complain of any action, non-action or default of the other shall constitute a waiver of any of the first party's rights hereunder. Waiver by either party of any right for any default of the other shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Notwithstanding anything contained herein to the contrary, should Tenant default under this Lease and subsequently cure such default to Landlord's satisfaction, Landlord shall acknowledge such cure in writing, and Landlord agrees no further action shall be taken against Tenant as a consequence thereof.

5.08 Independent Obligations. The obligation of Tenant to pay all Rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any Rent and other sums provided hereunder to be paid Landlord by Tenant.

5.09 Time of Essence. In all instances where any act is required at a particular indicated time or within an indicated period, it is understood and stipulated that time is of the essence.

5.10 Remedies Cumulative. Either party may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of the other herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of the parties hereunder shall be deemed cumulative and no remedy of either party, whether exercised by the party or not, shall be deemed to be in exclusion of any other.

5.11   Insurance, Liability, Indemnity, Subrogation and Waiver.

       (a) Tenant shall maintain at its sole expense fire and extended coverage insurance with vandalism, malicious mischief and theft endorsements and with the additional of the all other peril coverage (formerly known as all risk) and a sprinkler leakage endorsement and flood coverage (where applicable), on all of its personal property, including removable trade fixtures, located in the Leased Premises and on non-Building Standard leasehold improvements and all additions and improvements made by Tenant in excess of Building Standard leasehold improvements.

       (b) Tenant shall, at its sole expense, maintain in effect at all times commercial general liability insurance, including contractual liability coverage, naming Landlord as an additional insured, issued by and binding upon some solvent insurance company authorized to do business in Texas and satisfactory to Landlord and with an A.M. Best rating of at least A-VI, with bodily injury and property damage limits of no less than $1,000,000.00 combined single limit for each occurrence and $3,000,000.00 in the aggregate for all liability including products and completed operations coverage. Tenant shall provide to Landlord (i) copies of such insurance policies prior to the Commencement Date of the Term, (ii) upon written request from Landlord, certificates of renewal at least thirty (30) days prior to the expiration date of any such policies, and (iii) copies of new policies at least thirty (30) days prior to terminating, or changing insurance companies for, any such policies.

       (c) Tenant agrees to release, indemnify, defend and hold harmless Landlord and Landlord's partners, agents, directors, officers, employees, invitees and contractors, from and against any and all liabilities, claims, demands, expenses, fees, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature (including, but not limited to, legal and investigative costs and all other reasonable costs, expenses and liabilities from the first notice that any claim or demand is to be made or may be made) arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Leased Premises, Tenant's use of the Complex, Tenant's operations or activities in the Building or the Complex, any breach of this Lease by Tenant or the negligence or intentional misconduct of Tenant, or its agents, directors, officers or employees. Landlord agrees to release, indemnify, defend and hold harmless Tenant, and Tenant's partners, agents, directors, officers, employees, invitees and contractors, from and against any and all liabilities, claims, demands, expenses, fines, penalties, suits, proceedings, actions, and causes of action of any kind and every kind and nature (including, but not limited to, legal and investigative costs and all other reasonable costs, expenses and liabilities from the first notice that any claim or demand is to be made or may be made) arising or growing out of or in any way connected with Landlord's use, occupancy and management or control of the Leased Premises, Landlord's use of the Complex, Landlord's operations or activities in the Building or the Complex, any breach of this Lease by Landlord, or the negligence or intentional misconduct of Landlord, or their respective agents, directors, officers or employees. This obligation to indemnify shall not be limited in any way by any limitation of the amount or type of damages, compensation or benefit payable under applicable worker's compensation acts, disability benefit acts or other employee benefit acts. The provisions of this paragraph shall survive the termination of the Lease with respect to any claim arising before such termination.

         (d) ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, TENANT AND LANDLORD HEREBY RELEASE AND WAIVE ALL CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT EITHER PARTY OR ANY PARTY CLAIMING BY, THROUGH OR UNDER EITHER PARTY BY SUBROGATION OR OTHERWISE MAY NOW OR HEREAFTER HAVE AGAINST EACH OTHER OR THEIR RESPECTIVE PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE COMPLEX, LEASED PREMISES, TENANT IMPROVEMENTS OR ANY OF THE CONTENTS OF ANY OF THE FOREGOING BY REASON OF FIRE OR OTHER CASUALTY, OR ANY OTHER CAUSE INCLUDING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR NEGLIGENCE OF LANDLORD OR TENANT, LANDLORD'S OR TENANT'S PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS (THE "INSURED CLAIMS"), TO THE EXTENT SUCH INSURED CLAIMS ARE COVERED BY INSURANCE POLICES REQUIRED TO BE MAINTAINED UNDER THE TERMS OF THIS LEASE.

         (e) Tenant and Landlord agree that each shall not be responsible or liable to the other or to their agents, customers or invitees, for bodily injury (fatal or non-fatal) or property damage occasioned by the acts or omissions of any other tenant or such tenant's employees, agents, contractors, customers or invitees within the Complex, or for any loss or damage to any property or persons occasioned by theft, fire act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any other cause beyond the control of either party, or for any inconvenience or loss to either party (other than as may arise as a result of breach of covenant under this Lease) in connection with any of the repair, maintenance, damage, destruction, restoration or replacement referred to in this Lease, provided the party causing such inconvenience or loss uses reasonable efforts to avoid or minimize the same.

         (f) Landlord Insurance. Landlord covenants and agrees that it maintain or cause to be maintained in full force and effect, at all times, "all risk" fire and extended coverage insurance covering the Building and the Building Standard leasehold improvements in amounts equal to ninety-five percent (95%) of the insurable value thereof (actual replacement value without deduction for physical depreciation) and rental abatement insurance in an amount sufficient to cover rentals from the Building (except non-continuing charges). Landlord agrees to maintain throughout the Term comprehensive general public liability and broad form property damage insurance with a Best rating of at least A-VI, in such amounts as shall be appropriate for a first-class office building project similar to the Building, but in any event with limits of not less than One Million and No/100 Dollars ($1,000,000.00) for injury to or death of any one person, Five Million and No/100 Dollars ($5,000,000.00) for injury to or death of any number of persons in any one occurrence, and One Million and No/100 Dollars ($1,000,000.00) for damage to or destruction of property for any one occurrence. Landlord will maintain employer's liability insurance with a minimum limit of One Million and No/100 Dollars ($1,000,000.00) for bodily injury.

5.12 Venue; Governing Law. This Lease shall be governed by the laws of the State of Texas. All monetary and other obligations of Landlord and Tenant are performable exclusively in Houston, Harris County, Texas.

5.13 Notice. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand (with receipt of notice verified by signature) or sent by United States Registered or Certified Mail, postage prepaid, if for Landlord to c/o Fidinam Capital, 11811 North Freeway, Suite 300, Houston, Texas 77060, Attn: Charles S. Iupe; if for Tenant to Attn: David Mullen, Vice President - Human Resources at the Leased Premises. Such addresses may be changed from time to time by either party by giving notice as provided above. Notice shall be deemed given when delivered (if delivered by hand) or when postmarked (if sent by mail).

5.14 Entire Agreement, Binding Effect, Severability. This Lease and any written addenda and all exhibits hereto (which are expressly incorporated herein by this reference) shall constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises, inducements, representations or agreements not embodied herein shall be binding or have any force or effect. Landlord's agents do not and will not have authority to make any promises, agreements, or representations not expressly contained in this Lease, and Tenant will make no claim on account of any representation whatsoever, whether made by a renting agent, broker, officer or other representative of Landlord, or which may be contained in any circular, prospectus or advertising relating to the Leased Premises, the Building, the Complex or otherwise, unless the same is specifically set forth in the Lease. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties, but this provision shall in no way alter the restrictions on assignment and subletting applicable to Tenant hereunder. If any provision of this Lease or the application thereof to any person or circumstance shall at any time or to any extent be held invalid or unenforceable, and the basis of the bargain between the parties hereto is not destroyed or rendered ineffective thereby, the remainder of the Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

5.15 Right of Reentry. Upon the expiration or termination of the Term for whatever cause, Landlord shall have the right to immediately reenter and reassume possession of the Leased Premises and remove Tenant's property therefrom, and Tenant expressly acknowledges such right. In connection with the exercise of Landlord's remedies hereunder, Landlord agrees to store Tenant's property, either on the Leased Premises or elsewhere, that Tenant has left in the Leased Premises following the expiration or termination of the term of this Lease, for thirty (30) days after the expiration or termination of the term of this Lease. Landlord shall use reasonable efforts to safeguard Tenant's property during such period, but shall have no other obligation to ensure that it is maintained or otherwise cared for during such thirty (30) day period. In the event Tenant fails to remove such property at the expiration of thirty (30) day period, Landlord shall be free to dispose of the property by whatever means and in whatever manner it deems appropriate.

5.16 Number and Gender; Captions; References. Pronouns, where used herein, of whatever gender, shall include natural persons, corporations, and associations of every kind and character, and the singular shall include the plural and vice versa where and as often as may be appropriate. Article and section headings under this Lease are for convenience of reference and shall not affect the construction or interpretation of this Lease. Whenever the terms "hereof," "hereby," "herein," or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Article" or "Section" shall be construed as referring to the indicated article or section of this Lease.

5.17 Delinquent Payments; Handling Charge. Any payments required of Tenant hereunder, whether as Rent or otherwise, shall bear interest from the time due (subject to the grace periods as provided in Section 5.06 of this Lease Agreement) until paid at the maximum rate of interest permitted by law. Furthermore, should Tenant fail to timely pay any installment of Rent hereunder, Landlord shall have the option to charge Tenant, as additional Rent hereunder, a fee equal to five percent (5%) of the delinquent installment to reimburse Landlord for its cost and inconvenience incurred in dealing with Tenant's delinquent payment. In no event, however, shall the charges imposed under this
Section 5.20 and elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law.

5.18 Quiet Enjoyment. Tenant, on paying all sums herein called for and performing and observing all of its covenants and agreements hereunder (subject to the compliance or cure periods as provided in Section 5.06 of this Lease Agreement), shall and may peaceably and quietly have, hold, occupy, use, and enjoy the Leased Premises during the Term subject to the provisions of this Lease and applicable governmental laws, rules, and regulations; and Landlord agrees to warrant and forever defend Tenant's right to such occupancy against the claims of any and all persons whomsoever lawfully claiming the same or any part thereof, by, through, or under Landlord, but not otherwise, subject only to the provisions of this Lease and all applicable governmental laws, rules, and regulations.

5.19 Signs. Unless otherwise specifically permitted pursuant to the Lease, no signs, symbols or identifying marks shall be placed in or upon the Complex, in the halls, elevators, staircases, entrances, or exterior of the Building or Garage, or upon the doors or walls of the Leased Premises without prior written approval of Landlord. Landlord agrees to provide and install, at Tenant's cost, all letters or numerals on doors in the Leased Premises. All such letters and numerals shall be in the Building Standard graphics, and no others shall be used or permitted on the Leased Premises without written permission from Landlord.

5.20 Brokerage. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Trione & Gordon, L.L.P., and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provision of this Paragraph, in addition to all of Tenant's indemnities and covenants expressly set forth in this Lease, shall survive the termination of this Lease.

5.21 Limitation of Implied Warranty. Landlord's duties and warranties are limited to those expressly stated in this Lease and shall not include any implied duties or implied warranty now or in the future. LANDLORD HAS NOT MADE, AND TENANT MAY NOT RELY ON, ANY REPRESENTATION OR WARRANTIES WITH REGARD TO THE BUILDING, LEASED PREMISES OR OTHERWISE, EXPRESSED OR IMPLIED, EXCEPT AS STATED IN THIS LEASE. IN PARTICULAR, LANDLORD HAS NOT AUTHORIZED ANY AGENT OR BROKER TO MAKE A REPRESENTATION OR WARRANTY INCONSISTENT WITH THE TERMS OF THIS LEASE AND TENANT MAY NOT RELY ON ANY SUCH INCONSISTENT REPRESENTATION OR WARRANTY.

5.22 Environmental and Land Use Matters. Landlord represents and warrants that, after diligent inquiry, it has no knowledge of the existence of asbestos in the Complex, or other Hazardous Materials in, on, under or about the Complex (except in quantities that do not violate Environmental Laws or constitute a threat to human health, or that could require remediation were such existence known to applicable governmental authorities). In the event asbestos or other Hazardous Materials were used in the construction of the Complex, and, as a consequence, applicable Environmental Laws require removal or abatement, Landlord will comply with such Environmental Laws at its sole cost and expense and such cost shall not be part of the Actual Operating Expenses of the Building under Section 2.02(e). Neither Landlord nor Tenant shall use, store, treat, transport, manufacture, refine, handle, produce or dispose of hazardous materials on, or affecting the Leased Premises in any manner that violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treating, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials (collectively, "Environmental Laws"). For purposes of this agreement, "Hazardous Materials" shall mean any flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, or related materials specified in any of the Environmental Laws. Tenant indemnifies Landlord against, and agrees to hold Landlord harmless from, any and all loss, cost or expense that Landlord may incur as a result of violations by Tenant or any of its agents, employees or invitees, of Environmental Laws in connection with the use of the Leased Premises which violations occurred in the period in which Tenant leased the Leased Premises, and such indemnity shall survive the term of this agreement and any and all renewal terms. Landlord indemnifies Tenant against, and agrees to hold Tenant harmless from, any and all loss, cost or expense that Tenant may incur as a result of violations by Landlord, or any of its agents, employees, or invitees, of Environmental Laws in connection with the use of the premises of which the Leased Premises are a part which violations occurred in the period in which Landlord leased such premises under the Lease, and such indemnity shall survive the term of this agreement and any and all renewal terms. The indemnities of this Section 5.22 shall expire on a date five (5) years after the termination of the Term unless the indemnified party has notified the indemnitor party before such date that a violation or suspected violation had been discovered or claimed, in which case the indemnity will survive as to the claimed or suspected violation to the maximum extent permitted by law.

5.23 Newpark Agreements. The parties hereto acknowledge that Tenant is an existing sublessee of Newpark Drilling Fluids, L.L.C. ("Newpark") of certain space in the Building pursuant to Sublease Agreement dated February 15, 2000 (the "Newpark Sublease"). The Newpark Sublease will be terminated effective the Commencement Date hereof (pursuant to Exhibit "K"). It is the intent of the parties that no interruption in rent payments covering the space described in the Newpark Sublease shall occur.

5.24 Guaranty. Guarantor agrees to guarantee payment and performance of all of Tenant's obligations, including, but not limited to, payment of Rent hereunder. This guaranty obligation is absolute and unconditional. If Tenant defaults hereunder, and as a result an Event of Default occurs, Guarantor is primarily liable for all of Tenant's obligations hereunder and Landlord shall have the right to make demand on, and bring an action directly against Guarantor, and will not be required to first exhaust its remedies against Tenant. This guaranty obligation will not be limited, reduced or affected by any amendment to this Lease (whether or not approved by Guarantor), any waiver by Landlord of any default or remedy hereunder, or by the bankruptcy, dissolution or any other event that may occur with respect to Tenant. Guarantor acknowledges that Landlord is relying primarily upon the credit of Guarantor, but for this guaranty agreement, would not enter into this Lease with Tenant.

              THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

5.25 EXECUTED in multiple counterparts, each of which shall have the force and effect of an original on the date first above written.


                                      "LANDLORD"

                                      BROADFIELD ASSOCIATES, L.P.,
                                      a Texas limited partnership

                                      By: Broadfield Management, L.L.C.,
                                          A Texas limited liability company,
                                          its general partner


                                          By:  /s/ Charles Iupe
                                             -----------------------------------
                                          Name: Charles Iupe
                                               ---------------------------------
                                          Title: President
                                                --------------------------------


                                      "TENANT"

                                      TRANSOCEAN OFFSHORE DEEPWATER DRILLING
                                      INC., a Delaware corporation


                                      By: /s/ David Mullen
                                         ---------------------------------------
                                          David Mullen
                                          Vice President - Human Resources


                                      "GUARANTOR"

                                      TRANSOCEAN SEDCO FOREX INC., a Cayman
                                      Islands corporation


                                      By: /s/ David Mullen
                                         ---------------------------------------
                                          David Mullen
                                          Vice President - Human Resources

[Signature page to Lease Agreement dated April 18, 2001 between Broadfield Associates, L.P., a Texas limited partnership, as Landlord, Transocean Offshore Deepwater Drilling Inc., a Delaware corporation, as Tenant, and Transocean Sedco Forex Inc., a Cayman Islands corporation, as Guarantor.]

                            ADDENDUM TO LEASE BETWEEN
                    BROADFIELD ASSOCIATES, L.P., AS LANDLORD,
           AND TRANSOCEAN OFFSHORE DEEPWATER DRILLING INC., AS TENANT

1.       BASE RENTAL

         Tenant shall pay monthly Base Rental beginning on the Rent Commencement Date for the Leased Premises pursuant to the following schedule:

     ---------------------------------------------------------------------------------------------------
               Premises                            Period                       Annual Base Rental/
                                                                               Rentable Square Foot
     1/st/ & 2/nd/ Floors                     RCD - 08/31/05                         $22.50
                                            09/01/05 - 03/31/11                      $23.50

     3/rd/ Floor                            ("RCD") - 08/31/03                       $18.50
                                            09/01/03 - 08/31/05                      $19.75
                                            09/01/05 - 03/31/11                      $20.75

     4/th/ Floor                        Commencement Date - 08/31/03                 $18.00
                                            09/01/03 - 08/31/05                      $19.25
                                            09/01/05 - 03/31/11                      $20.75

     5th Floor (if leased                      RCD - 08/31/03                        $18.50
     pursuant to Additional                 09/01/03 - 08/31/05                      $19.75
     Premises Option)                       09/01/05 - 03/31/11                      $20.75

     5/th/ Floor (If leased                    RCD - 08/31/05                        $19.75
     pursuant to Expansion Option)          09/01/05 - 03/31/11                      $20.75

     6/th/ Floor                               RCD - 08/31/05                        $22.50
                                            09/01/05 - 03/31/11                      $23.50
     Entirety of the Leased
     Premises                               During Extended Term                     $23.50
     ---------------------------------------------------------------------------------------------------

Base Rental shall be payable monthly on the first (1st) day of each month during the Term of the Lease beginning on December 1, 2001 (the "Rent Commencement Date" or the "RCD"); provided, however, if the Commencement Date is delayed due to circumstances described in Sections 3.03(b) or (c) of the Lease, the Rent Commencement Date will be delayed by a like number of days. Notwithstanding the foregoing, Tenant's obligation to pay Rent for the 25,890 rentable square feet of space on the fourth (4th) floor of the Building shall commence effective the Commencement Date hereof, and Tenant shall not be granted any abatement of Rent for the Leased Premises on the fourth (4/th/) floor if the Commencement Date is delayed.

2.    ADDITIONAL PREMISES OPTION; EXPANSION OPTIONS.

      (a) Tenant will have the option (the "Additional Premises Option"), which may be exercised (in writing to Landlord) at any time after the Effective Date of the Lease and before December 31, 2001, to expand the Initial Leased Premises to include all of the space, being 25,890 square feet of Rentable Area, on the fifth (5/th/) floor of the Building (the "Additional Premises"). In exercising the Additional Premises Option, the following will apply:

           Tenant may exercise the Additional Premises Option as to all or a portion of the fifth (5th) floor in a single exercise. However, the minimum space taken by Tenant on the fifth (5th) floor pursuant to the Additional Premises Option shall be 2,500 square feet of Rentable Area and, except for an exercise of the Additional Premises Option covering all of the fifth (5th) floor, no exercise of the Additional Premises Option covering a portion of the fifth (5th) floor shall cover more than 24,890 square feet of Rentable Area. Furthermore, no space in the Additional Premises occupied by Newpark (currently 5,940 square feet of Rentable
      Area) may be taken by Tenant pursuant to the Additional Premises Option until all of the other space in the Additional Premises is taken by Tenant hereunder. The Additional Premises will be leased on the same terms as the Initial Leased Premises hereunder. For purposes of clarification, no Landlord Improvements will be required of Landlord with respect to the Additional Premises. The Base Rental for the Additional Premises is set forth in paragraph 1 of this Addendum. Landlord shall deliver the Additional Premises to Tenant in its current (as of the Effective Date hereof) "as-is" condition (including, but not limited to, restrooms and related fixtures and plumbing, all permanent millwork and doors, hot water heaters, sinks, ice machines, dishwashers, refrigerators, electrical equipment and facilities and supplemental HVAC systems). Space in the Additional Premises that is not occupied by Newpark (currently 19,950 square feet of Rentable Area) will be delivered to Tenant within thirty
      (30) days after Landlord receives Tenant's notice of exercise of the Additional Premises Option. The balance of the space in the Additional Premises will be delivered to Tenant within one hundred twenty (120) days after Landlord receives Tenant's notice of exercise of the Additional Premises Option. The Additional Premises will be delivered to Tenant with all personal property of Newpark removed therefrom and the Additional Premises broom-cleaned and vacuumed.

      (b) To the extent that Tenant does not exercise the Additional Premises Option with respect to all of the Additional Premises pursuant to clause (a) foregoing, Tenant will have the option (the "Fifth Floor Expansion Option"), which may be exercised (in writing to Landlord) at any time or times after December 31, 2001 and before August 31, 2009, to expand the Leased Premises to include all of the remaining space in the Additional Premises not leased by Tenant under the Additional Premises Option ("Expansion Space"). In exercising the Fifth Floor Expansion Option, all the following will apply:

            (i) Tenant will not have the right to exercise the Fifth Floor Expansion Option as to the portion of the Fifth Floor Expansion Space occupied by

                       Newpark on the Effective Date unless it has previously or concurrently exercised the Fifth Floor Expansion Option as to the remainder of the Fifth Floor Expansion Space not occupied by Newpark on the Effective Date.

               (ii) Tenant may exercise the Fifth Floor Expansion Option on multiple occasions as to a portion of the Fifth Floor Expansion Space; provided, however, the minimum space taken by Tenant on the fifth (5th) floor pursuant to the Fifth Floor Expansion Option shall be 2,500 square feet of Rentable Area, and after the initial exercise, each subsequent exercise of the Fifth Floor Expansion Option shall cover Fifth Floor Expansion Space that is contiguous to space on the fifth floor that was the subject of a previous exercise of the Fifth Floor Expansion Option by Tenant (so long as contiguous space on the fifth floor is available), and further provided, no exercise of the Fifth Floor Expansion Option covering a portion of the fifth (5th) floor shall result in less than 1,000 square feet of contiguous Rentable Area, with access to Building Common Areas, remaining available for lease to third parties.

               (iii) All of the space occupied by Newpark in the Fifth Floor Expansion Space as of the Effective Date must be taken, if at all, in a single exercise of the Fifth Floor Expansion Option.

               (iv)    Notwithstanding the foregoing provisions of this clause
                       (b), at any time after December 31, 2002, and unless and until Landlord receives Tenant's notice of exercise of the Fifth Floor Expansion Option, Landlord (and/or Newpark) will, subject to the right of first refusal allowed Tenant under paragraph 3 of this Addendum, be free to sublease and/or lease space in the Fifth Floor Expansion Space to third parties, and to the extent that occurs, such space will be removed from space available to Tenant under the Fifth Floor Expansion Option without the necessity of further act. Provided, however, if such space that was leased or subleased by Landlord or Newpark on the fifth floor to third parties subsequently becomes vacant anytime before August 31, 2009, such space will, upon becoming vacant, become subject to Tenant's Fifth Floor Expansion Option.

The Fifth Floor Expansion Space leased under the Fifth Floor Expansion Option will be leased on the same terms as the Leased Premises hereunder. The Base Rental for the Fifth Floor Expansion Space is set forth in paragraph 1 of the Addendum. The Fifth Floor Expansion Space will be delivered to Tenant in the condition it is in as of the Effective Date (including, but not limited to, restrooms and related fixtures and plumbing, all permanent millwork and doors, hot water heaters, sinks, ice machines, dishwashers, refrigerators, electrical equipment and facilities and supplemental HVAC systems, to the extent such improvements currently exist on the fifth (5th) floor), reasonable wear and tear excepted, and except to the extent of modifications made by Newpark thereto as permitted in its existing Lease with Landlord in effect as of the date hereof, being Lease Agreement dated May 28, 1998, as amended by Amendment dated April 19, 2001 (the "Newpark Lease"), within one hundred and twenty (120) days from the date of Tenant's notice, with all personal property of Newpark removed therefrom and the Fifth Floor Expansion Space broom-cleaned and vacuumed. Notwithstanding the foregoing, any Fifth Floor Expansion Space that was leased or subleased by Landlord or Newpark to a third party pursuant to the provisions of paragraph (b)(iv) foregoing, and subsequently became vacant before August 31, 2009, and thereafter was the subject of the exercise of a Fifth Floor Expansion Option by Tenant, will be delivered to Tenant in its then-existing, as-is condition, with all personal property of third parties removed therefrom and broom-cleaned and vacuumed. If any improvement described in the foregoing parenthetical clause currently exists on the fifth (5th) floor, Newpark shall not remove the same unless it substitutes equivalent improvements therefor.

         (c) If, but only if, either (i) Tenant has taken all of the space on the fifth floor of the Building pursuant to either clause (a) or (b) foregoing, or paragraph 3 below, or (ii) Landlord and/or Newpark has leased or subleased to third parties all of the space on the fifth floor not taken by Tenant, Tenant will have the option (the "Sixth Floor Expansion Option") to expand the Leased Premises to include all of the space on the sixth (6/th/) floor of the Building ("Sixth Floor Expansion Space"). In exercising the Sixth Floor Expansion Option, all the following will apply:

                (i) All of the Sixth Floor Expansion Space must be taken, if at all, in a single exercise of the Sixth Floor Expansion Option;

                (ii) The Sixth Floor Expansion Space leased under the Sixth Floor Expansion Option will be leased on the same terms as the Leased Premises hereunder. The Base Rental for the Sixth Floor Expansion space is set forth in paragraph I of the Addendum. The Sixth Floor Expansion Space will be delivered to Tenant in the condition it is in as of the Effective Date (including, but not limited to, restrooms and related fixtures and plumbing, all permanent millwork and doors, hot water heaters, sinks, ice machines, dishwashers, refrigerators, electrical equipment and facilities and supplemental HVAC systems, to the extent such improvements currently exist on the sixth (6th) floor), reasonable wear and tear excepted, and except to the extent of modifications made by Newpark thereto as permitted in the Newpark Lease. If any improvement described in the foregoing parenthetical clause currently exists on the sixth (6th) floor, Newpark shall not remove the same unless it substitutes equivalent improvements therefor.

                (iii) The Sixth Floor Expansion Option may be exercised, if at all, by written notice given Landlord by Tenant no earlier that April 1, 2002, and no later than August 31, 2009. Landlord shall deliver the Sixth Floor Expansion Space in the condition described in clause (c)(iii) hereof, to Tenant within nine (9) months from the date of Tenant's notice, with all personal property of Newpark removed therefrom and the Sixth Floor Expansion Space broom-cleaned and vacuumed.

                (iv)  Notwithstanding the foregoing provisions of this clause
                      (c), at any time after August 31, 2005, and unless and until Landlord receives Tenant's notice of exercise of the Sixth Floor Expansion Option, Landlord (and/or Newpark) will, subject to the right of first refusal allowed Tenant under paragraph 3 of this Addendum, be free to sublease and/or lease space in the Sixth Floor Expansion Space to third parties, and to the extent that occurs, such space will be removed from space available to Tenant under the Sixth Floor Expansion Option without the necessity of further act. Provided, however, if such space that was leased or subleased by Landlord or Newpark on the sixth floor to third parties subsequently becomes vacant anytime before August 31, 2009, such space will, upon becoming vacant, become subject to Tenant's Sixth Floor Expansion Option.

         (d) The lease term for the Additional Premises, Fifth Floor Expansion Space or Sixth Floor Expansion Space, as applicable, shall commence (including all monetary obligations) on the earlier to occur of (i) the date that Tenant occupies the Additional Premises, Fifth Floor Expansion Space or Sixth Floor Expansion Space, as applicable, or (ii) the date that is one hundred twenty (120) days after Landlord delivers the Additional Premises, Fifth Floor Expansion Space or Sixth Floor Expansion Space to Tenant and shall be coterminous with the Term of the Lease.

3.       RIGHT OF FIRST REFUSAL

         Without limiting Tenant's rights under paragraph 2 foregoing, Tenant will have the continuing and reoccurring right of first refusal throughout the Term ("Right of First Refusal") to expand the Leased Premises to include any space on the fifth (5th) and sixth (6/th/) floors of the Building (to the extent not leased by Tenant hereunder) that is offered to a third party (the "ROFR Space"). In that regard, in the event Landlord receives a bona fide third party offer to lease any portion of the ROFR Space which Landlord intends to accept ("Third Party Offer"), Landlord will deliver notice to Tenant accompanied by a written summary of the economic and all other material terms of such offer. Tenant shall have ten (10) business days to deliver written acceptance of the terms of such offer to Landlord. If Tenant fails to deliver written acceptance, within said ten (10) day period, Landlord shall be free to Lease the space covered by the Third Party Offer to the third party on terms no more favorable to the third party than the Third Party Offer. In the event Landlord does not consummate the execution of a lease with the third party on such basis within one hundred eighty (180) days after Tenant's rejection of the Third Party Offer, Tenant's Right of First Refusal shall again apply. In the event that the term of the Third Party Offer expires before the Expiration Date, Tenant will have the right to extend the term of the ROFR Space to be conterminous with the Term hereof, with the rent during any extension period of the term of the ROFR Space being at the highest per square foot rental rates to be paid by Tenant under this Lease during such period. If the term of the Third Party Offer expires after the Expiration Date, Tenant will have the right to lease the ROFR Space for a term conterminous with the Term hereof, providing Landlord the right to extend an equivalent proration of any monetary allowances provided by Landlord in the Third Party Offer. Notwithstanding anything in this lease to the contrary, Tenant will have the same leasehold improvements allowance as the third party offeree, if Tenant exercises the rights herein granted.

4.   LEASEHOLD IMPROVEMENTS ALLOWANCE

     Landlord will construct and install the improvements described on Exhibit "F" to the Lease ("Landlord Improvements") on the first (1/st/), second (2/nd/) and third (3/rd/) floors of the Leased Premises at no cost or charge to Tenant, subject to the provisions of Section 3.03(a) and Section 3.03(b) of this Lease Agreement. Tenant currently occupies the fourth (4th) floor pursuant to the Newpark Sublease and no Landlord Improvements are required therein, except to the extent such Landlord Improvements were not provided as specifically required under the Newpark Sublease.

     In addition, subject to the provisions of Exhibit "G" ("Workletter"), Landlord will provide a Leasehold Improvements Allowance to Tenant equal to $28.00 per rentable square foot of the first (1/st/), second (2/nd/) and third (3/rd/) floors of the Leased Premises as an allowance for the costs of Tenant's Leasehold Improvements over and above the Landlord Improvements, which will include fees of design professionals, labor and materials costs, permit fees, signage, cabling and other telecommunication costs, moving expenses and related costs, which may be applied to any improvements desired by Tenant within the Initial Leased Premises or Additional Premises. In the event Tenant does not use the entire Leasehold Improvements Allowance, Tenant shall have the right to apply such unused portion to the first Base Rental payments due hereunder. If Tenant exercises either the Additional Premises Option or the Fifth Floor Expansion Option, Landlord will provide a Leasehold Improvements Allowance equal to $28.00 per rentable square foot for the fifth (5/th/) floor, provided, however, if such exercise occurs after December 31, 2002, the fifth (5/th/) floor Tenant Improvements Allowance will be prorated to equal the result obtained from the following calculation:

          $724,920 x A = Prorated full fifth floor Tenant Improvements Allowance
                     -
                     B

          where

          A = the number of days between the date the term commences for either the Additional Premises or Expansion Space with respect to the fifth floor and March 31, 2011; and

          B  =  the number of days between December 31, 2002 and March 31, 2011.

The foregoing formula provides a full fifth (5th) floor prorated Tenant Improvements Allowance. In the event Tenant exercises the Additional Premises Option or the Fifth Floor Expansion Option as to less than all of the space in the fifth (5th) floor, the prorated Tenant Improvements will be further prorated to reflect the total number of rentable square feet taken by Tenant thereunder.

No Leasehold Improvement Allowance will be given for space on the fourth (4/th/) floor of the Leased Premises but the Leasehold Improvements Allowance may be utilized for any improvements made by Tenant to the fourth (4/th/) floor, provided such improvements are made within ten (10) months after the Commencement Date.

In the event Tenant exercises the Sixth Floor Expansion Option, Landlord will provide a Leasehold Improvements Allowance equal to $5.00 per rentable square foot on the sixth (6/th/) floor ($129,450), provided, however, if the lease term for the Sixth Floor Expansion Space commences after March 31, 2006, the sixth floor Tenant Improvements Allowance will be prorated to equal the result obtained from the following calculation:

               $129,450 x A = Prorated sixth floor Tenant Improvements Allowance
                          -
                          B

               where


               A  =  the number of days between the date the lease term
                     commences for the Sixth Floor Expansion Space and March 31, 2011; and;

               B  =  the number of days between March 31, 2006 and March 31,
                     2011.

5.    SIGNAGE

      Tenant shall have the right to (i) non-exclusive monument signage (more prominent than that of any tenant in the Complex, including Newpark), or (ii) an exclusive monument sign, plus exclusive signage affixed to the upper most portion of the Building on the east and/or south sides thereof. The location, size and design of the exclusive monument or Building signage will be agreed upon by Tenant and Landlord, in their reasonable judgment, prior to its erection. The parties agree that Tenant's existing Building monument signage will be modified to be the uppermost signage position, provided that Tenant chooses the option of non-exclusive monument signage. The monument signage will be at Landlord's expense (unless Tenant desires an exclusive monument sign, in which case such signage will be at Tenant's expense). The Building signage will be at Tenant's expense. Any subsequent signage desired by Tenant, subject to Landlord's approval, will be at Tenant's expense.

6.    RENEWAL OPTIONS

      (a) Provided an Event of Default does not exist on the part of Tenant hereunder, Tenant will have the option to renew the Lease in its entirety, or at a minimum for one full floor, for either (i) two terms of five years, or (ii) one term of ten years, at Tenant's option (each a "Renewal Option"). In order to exercise such option, Tenant must give Landlord written notice of its intention to exercise at least nine (9) months prior to the expiration of the Term. The renewal notice will specify which Renewal Option Tenant has selected and the amount of space covered thereby. All of the terms and conditions of this Lease shall continue into the renewal period except that Base Rental for the renewal period will be equal to the Prevailing Market Rental Terms.

        (b) Landlord will advise Tenant of its opinion of Prevailing Market Rental Terms within thirty (30) days after receipt of Tenant's renewal notice. If Landlord and Tenant do not agree on Prevailing Market Rental Terms, the parties will negotiate in good faith and attempt to reach agreement. If Landlord and Tenant cannot agree on the determination of the Prevailing Market Rental Terms within sixty (60) days after the date Landlord receives Tenant's renewal notice, the unresolved dispute shall be submitted to arbitration within five (5) days after the end of such sixty (60) day period. If Tenant is not satisfied with the decision of the arbitrators, Tenant shall have the right to rescind any exercise of an option to renew the lease for which the Prevailing Market Rental Terms were determined within ten (10) business days following the decision of the Arbitration Panel.

        (c) For purposes hereof, the term "Prevailing Market Rental Terms" means the rental rate and other economic terms (including tenant inducements such as allowances and rental abatement) that a willing tenant would pay and a willing landlord would accept in arm's length, bona fide negotiations for a new lease of the space for which the Prevailing Market Rental Terms is being determined to be executed at the time of determination and to commence on the commencement of Tenant's lease of that space under this Lease. The determination of the Prevailing Market Rental Terms will be based upon other lease transactions made in the Building and other comparable office buildings in the market area, and will take into consideration the terms of the Lease (including any leasehold improvements allowance to be provided to Tenant under the terms of the Lease), and all relevant terms and conditions of any comparable leasing transactions, including, without limitation: (i) location, quality and age of the Building;
(ii) use and size of the space in question; (iii) location and/or floor level within the Building; (iv) extent of the leasehold improvement allowances; (v) the amount of any abatement of rental or other charges; parking charges or including of same in rental; (vi) lease takeover/assumptions; (vii) club memberships; (viii) relocation allowances; (ix) refurbishment and repainting allowances; (x) any and all other concessions or inducements; (xi) extent of services provided or to be provided; (xii) distinctions between "gross" and "net" leases; (xiii) base year or dollar amount for escalation purposes (for both operating costs and ad valorem/real estate taxes); (xiv) any other adjustments (including by way of indexes) to base rental rate; (xv) credit standing and financial stature of the tenant; and (xvi) length of term.

7       ARBITRATION

        Any determination of the Prevailing Market Rental Terms, Base Operating Expense Rate or Actual Operating Expenses ("Arbitral Dispute(s)") that is submitted to arbitration shall be made under procedures set forth below. Pending the final determination of any dispute, Tenant shall continue to pay the amount(s) equal to the amounts paid by Tenant for rent during the last month of the Term; in the event of a final determination, Landlord or Tenant shall refund to the other party any overpayment. The determination of any Arbitral Dispute shall be submitted to an "Arbitration Panel" comprised of three (3) members, each of whom shall be a licensed real estate broker, with no less than ten (10) years experience in negotiating office leases in Houston. As a condition to selection, each panel member must also have negotiated at least one (1) major office lease (50,000 square feet or more) in West Houston during the thirty-six
(36) months preceding his or her selection to the arbitration panel. No more than one (1) panel member may be with the same brokerage firm. No panel member may have an economic interest in the outcome of the arbitration, other than a reasonable fee (not to exceed $2,000.00). Landlord and Tenant shall each bear the expense of the panel member of its own selection, and shall equally share the expense of the Third Panel Member.

       The Arbitration Panel shall be selected as follows:

A. Within ten (10) business days after submission of the determination of the Prevailing Market Rental Terms, Base Operating Expense Rate or Actual Operating Expenses to the Arbitration Panel, Tenant shall select its panel member meeting the criteria established above (`Tenant's Panel Member"). If Tenant fails to timely select the Tenant Panel Member, Landlord may notify Tenant in writing of such failure, and if Tenant fails to select the Tenant Panel Member within five (5) business days from Landlord's notice, then Landlord may select the Tenant Panel Member on Tenant's behalf, at Tenant's expense.

B. Within ten (10) business days after the Tenant Panel Member is selected, Landlord shall select its panel member meeting the criteria established above ("Landlord's Panel Member"). If Landlord fails to timely select the Landlord Panel Member, Tenant may notify Landlord in writing of such failure, and if Landlord fails to select the Landlord Panel Member within five (5) business days from Tenant's notice, then Tenant may select the Landlord Panel Member on Landlord's behalf.

C. Within ten (10) business days after the Landlord Panel Member is selected, the Tenant Panel Member and the Landlord Panel Member shall jointly select a third panel member meeting the criteria of Paragraph (i) above (`the Third Panel Member"). If the Landlord Panel Member and the Tenant Panel Member fail to timely select the Third Panel Member and such failure continues for more than five (5) business days after written notice of such failure is delivered to the Landlord Panel Member and Tenant Panel Member by either Landlord or Tenant, either Landlord or Tenant may request the managing officer of the American Arbitration Association to appoint the Third Panel Member.

D. Within ten (10) business days after the selection of the three member Arbitration Panel, Landlord and Tenant shall each submit to the Arbitration Panel a written statement identifying the specific items in dispute bearing upon the computation of the Prevailing Market Rental Terms, Base Operating Expense Rate or Actual Operating Expenses. The Arbitration Panel shall make its decision within twenty (20) days after submission of such written statement of particulars. The Arbitration Panel shall select either Landlord's determination or Tenant's determination of the above item under Arbitral Dispute, whichever in the panel's judgment most closely resembles the actual Prevailing Market Rental Terms, Base Operating Expense Rate or Actual Operating Expenses. The Arbitration Panel shall reach its decision by majority vote and shall communicate its decision by written notice to the parties.

E. The decision by the Arbitration Panel shall be final and conclusive and shall be nonappealable and enforceable in any court having jurisdiction. All hearings and proceedings held by the Arbitration Panel shall take place in Houston, Texas.

F. The determination of any Arbitral Dispute resolution procedure described in this Paragraph shall be governed by the Commercial Rules of the American Arbitration Association, subject to the Texas General Arbitration Act, to the extent such act is applicable hereto.

G. Until the Prevailing Market Rental Terms, Base Operating Expense Rate or Actual Operating Expenses have been finally determined, Tenant shall pay Rent equal to the amounts Landlord claims are due by Tenant, and an appropriate refund shall be made to the other party within thirty (30) days after a final determination of the item under Arbitral Dispute is made. Notwithstanding the foregoing, if Landlord and Tenant disagree with the Prevailing Market Rental Terms for any extended Term under Tenant's Renewal Option and Tenant elects to submit same to arbitration under this Paragraph, Tenant shall continue to pay the Rent due hereunder during the last month of the Term, until a final determination of the Prevailing Market Rental Terms is made.

H. Tenant shall bear all fees, costs and expense of the Tenant Panel Member and Landlord shall bear all fees, costs and expenses of the Landlord Panel Member. Each party shall bear the fees, costs and expenses of its own attorneys and consultants. Each party shall also bear the fees, costs and expenses (equally) of the Third Panel Member and all other costs and expenses of the Arbitration Panel in conducting the arbitration.

8.    TECHNOLOGY

      So long as no Event of Default on the part of Tenant exists under the terms of this Lease, Tenant shall be granted the right during the Term to install, repair, maintain and replace (i) whip and dish antennas and related equipment on the roof of the Building, (ii) a back-up generator (with fuel tank) in the main Building mechanical room (if feasible), or in a mutually agreed location in the Garage, and (iii) cabling from the antennas and equipment (described herein) to the Leased Premises, utilizing the Building's conduits, chases and risers, and (iv) fiber optic service (termination tie-in) in the phone room on the first (1/st/) floor of the Building, all at no additional rental, fee or charge. All of the foregoing is referred to as the "Technology and Communication Equipment". All installation, repair, maintenance and replacement of the Technology and Communication Equipment will be done at Tenant's sole cost and expense, and such work will be coordinated with and supervised by Landlord (such supervision being at no charge to Tenant) Notwithstanding the foregoing, Landlord will be responsible and pay for the costs of extending and maintaining the fiber optic service to the Building's phone room on the first (1st) floor. Tenant will be obligated to engage Landlord's roofing contractor (at a reasonable charge) to perform any penetrations or modifications. Tenant will indemnify and hold Landlord harmless from and against any damages to the Complex, or to any other tenant's leased premises in the Building caused by the installation, repair, maintenance replacement and operation of the Technology and Communication Equipment. If, as a result of the operation of Tenant's Technology and Communications Equipment, Landlord experiences an increase in Operating Expenses, Tenant will reimburse Landlord, on demand, for all of the actual increase in Operating Expenses attributable to such Technology and Communications Equipment so long as Landlord advises Tenant promptly (i) upon request by Tenant, of any such increases that it anticipates given its understanding of Tenant's proposed installation and operation of any such equipment, and (ii) of such increases as they are actually incurred.

9.    ADDITIONAL SECURITY

      Tenant shall have the right, at its sole cost and expense, to provide additional security service (i.e., equipment and personnel) for the Leased Premises at any time during the Term ("Additional Security"). Tenant will be obligated to provide Landlord with written notice of its election to provide such Additional Security at least thirty (30) days in advance, unless such security is, in Tenant's reasonable opinion, required and necessary in the case of an emergency situation, whereby Tenant will not be required to provide Landlord notice in advance. Tenant shall only hire reputable "third party" security service providers, to be approved in writing by Landlord, which such approval shall not be unreasonably withheld or delayed. Tenant will indemnify and hold Landlord harmless from and against all claims, liability, damages, expenses and costs (including reasonable legal fees) asserted against or incurred by Landlord arising out of the acts or omissions of the Additional Security personnel provided by Tenant hereunder.

10.   DEFAULT BY LANDLORD

      If Landlord shall fail to perform any of its obligations under this Lease and such failure (i) materially adversely affects Tenant's use and enjoyment of the Leased Premises, or (ii) results in a substantial likelihood of personal injury or material damage to Tenant's personal property situated in the Leased Premises, and such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord and Landlord's mortgagee of which Tenant had notice, then Tenant shall have the right to cure such default and thereafter seek recovery of the sums spent to cure such default from Landlord; provided, however, Tenant shall not be entitled to offset the cost of such cure against future payments of Rent or any other obligations due from Tenant under this Lease, unless and until a final, non-appealable judgment is rendered against Landlord which is not paid in the time permitted therefore (or, if no time for payment is provided for, within thirty (30) days after the date such non-appealable judgment is rendered), in which event Tenant shall be entitled to offset only the amount of such judgment against Rent or other obligations hereunder.

11.   BROKERAGE FEES

      Pursuant to a separate agreement between Landlord and Trione & Gordon, L.L.P. ("Broker") dated January 4, 2001 ("Commission Agreement"), Landlord has agreed to pay Broker a commission as therein provided ("Commission"). Landlord hereby agrees that if Landlord fails and/or refused to timely pay such Commission, as it becomes due and payable under the Commission Agreement, then Tenant shall have the right to offset any unpaid Commission against the next installment(s) of Rent due and payable under this Lease and extend such funds to Broker as payment of any unpaid Commission, until such unpaid Commission is paid in the manner described in the Commission Agreement.

12.    MANAGEMENT AND OTHER SERVICES

       Landlord will provide building management consisting of (i) a full time on-site property manager, full time on-site engineer and a full time on-site porter Monday through Friday during regular Building hours, and (ii) an on-site security guard between the hours of 4:00 p.m. and midnight. If Tenant is dissatisfied with the quality of any management or service (including, but not limited to, janitorial and security services) being provided to the Complex by companies retained by Landlord for such services ("Service Providers"), Tenant may given Landlord written notice of its dissatisfaction and reason therefor. If Landlord is unable to remedy the situation giving rise to Tenant's dissatisfaction within thirty (30) days, Landlord and Tenant will jointly interview one or more other Service Providers to provide such services to the Complex. Upon Landlord's and Tenant's agreement on a new Service Provider to provide such services, Landlord agrees to terminate the current Service Provider and retain the Service Provider mutually acceptable to Landlord and Tenant, provided, however, all termination penalties, charges or damages payable to the terminated Service Provider under its contract or applicable law will be included as part of the Actual Operating Expenses, and if the cost of the new Service Provider exceeds the costs which are customarily being paid for such service by building owners of buildings similar to the Building to third party service providers in the Greater Houston Market area, Tenant shall bear and be responsible for all of such excess costs.

                     DECLARATION OF LEASE COMMENCEMENT DATE

         WHEREAS, Broadfield Associates, L.P. ("Landlord") and Transocean Deepwater Offshore Drilling Inc. ("Tenant") entered into a Lease Agreement dated April 18, 2001 (the "Lease Agreement"), covering certain Leased Premises described as 103,260 rentable square feet of the Park 10 Centre Building, whose address is 1311 Broadfield, Suite 600, in the City of Houston, Harris County, Texas; and

         NOW, THEREFORE, Landlord and Tenant do hereby declare and stipulate that Landlord's Improvements (as that term is defined in the Lease) were completed on April 28, 2001. They do further stipulate and declare that the Commencement Date of said Lease Agreement is April 28, 2001, and the Rent Commencement Date is December 1, 2001. The Term of the Lease will expire on March 31, 2011.

         EXECUTED in duplicate counterparts this 14/th/ day of June, 2001.

         Landlord:                           BROADFIELD ASSOCIATES, L.P.

                                             By:  Broadfield Management, L.L.C.,
                                                  its general partner

                                                  By: /s/ CHARLES IUPE
                                                     ---------------------------
                                                  Title: President
                                                        ------------------------


         Tenant:                             TRANSOCEAN DEEPWATER OFFSHORE
                                                  DRILLING INC.


                                             By: /S/ [ILLEGIBLE]
                                                 -------------------------------
                                             Title:   VICE PRESIDENT
                                                    ----------------------------